                                                                  Exhibit (R)(3)

[GRAPHIC]

LIVING OUR VALUES


                               PNC CODE OF ETHICS


PERFORMANCE


CUSTOMER FOCUS


RESPECT


INTEGRITY


DIVERSITY


TEAMWORK


QUALITY OF LIFE


[PNC(SM) LOGO]

                                                THE PNC FINANCIAL SERVICES GROUP

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                          PNC CODE OF ETHICS

CHAIRMAN'S MESSAGE

[PHOTO OF JAMES E. ROHR]

As employees of PNC, the decisions we make every day can affect our customers, colleagues, shareholders and the communities we serve. We recognize how critical it is for those decisions to meet not only appropriate legal and regulatory requirements, but our ethical standards as well. The integrity, reputation and performance of our company depend on it. To emphasize PNC's commitment to maintain the highest ethical standards and practice strong corporate governance, the PNC Board of Directors and senior management have adopted a Statement of Principles that applies to everyone associated with PNC. You will find the Statement of Principles at the beginning of this Code.

Generally speaking, common sense, good judgment and the PNC values of customer focus, integrity, respect and diversity provide the guidance needed to conduct our daily affairs. The Statement of Principles and PNC Code of Ethics give us direction when the appropriate course of action may not be clear.

Each of us is obligated to report any matters involving questionable ethical judgments, inadequate compliance or disclosure, or other misconduct or concerns. The Code outlines the steps we should take when communicating a suspected problem, concern or ethical violation within the company. The KEY CONTACTS REFERENCE GUIDE lists several people to whom you may report a possible violation or concerns, including our new CORPORATE OMBUDSMAN. You may also make an anonymous report of possible Code violations to the ETHICS HOTLINE at 1-866-785-9753. You will be protected from any employment discrimination, retaliation, or retribution for good faith reporting. Remember, the earlier we identify a problem, the easier it will be to address.

After you have reviewed the Statement of Principles and PNC Code of Ethics, you should discuss questions or concerns with your supervisor or any of the individuals listed in the KEY CONTACTS REFERENCE GUIDE.


/s/ James E. Rohr


James E. Rohr
Chairman and CEO

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                               PNC CODE OF ETHICS                              1

                                TABLE OF CONTENTS

I.      INTRODUCTION...............................................................................page 4

II.     PNC STATEMENT OF PRINCIPLES................................................................page 4

III.    YOUR RESPONSIBILITIES......................................................................page 6

IV.     THE CODE...................................................................................page 7

        1.00    RULES FOR DEALING WITH CUSTOMERS, PROSPECTIVE CUSTOMERS AND VENDORS

        1.01    Customer Property..................................................................page 7

        1.02    Borrowing from or Lending to Customers or Vendors..................................page 7

        1.03    Awarding of Contracts..............................................................page 7

        1.04    Personal or Financial Interests in Customers and Vendors...........................page 7


        2.00    RULES FOR PERSONAL CONDUCT

        2.01    Equal Employment Opportunity Policy................................................page 8

        2.02    Bias, Harassment and Other Inappropriate Conduct...................................page 8

        2.03    Sexual Harassment..................................................................page 8

        2.04    Conducting Business with/for PNC...................................................page 9

                2.04.1 Proper Use of Banking Services for Employees................................page 9

                2.04.2 Expense Reimbursement Policy................................................page 9

                2.04.3 Incentive Sales Programs....................................................page 9

                2.04.4 Reporting Hours Worked......................................................page 9

        2.05    Bonding Requirements...............................................................page 9

        2.06    Crimes of Dishonesty...............................................................page 9

        2.07    Drug and Alcohol Use..............................................................page 10

        2.08    Safety, Health and Environment....................................................page 11

        2.09    Firearms and Weapons Policy.......................................................page 11


        3.00    RULES FOR PROPER USE OF CORPORATE INFORMATION AND PROPERTY

        3.01    Safeguarding Confidential Information.............................................page 11

        3.02    Privacy Principles................................................................page 12

        3.03    Corporate Property and Inventions.................................................page 13

        3.04    Electronic Media Policy...........................................................page 13

        3.05    Business Documentation Requirements...............................................page 14

        3.06    Accounting, Auditing and Recordkeeping Policies...................................page 14

        3.07    Media Inquiries...................................................................page 15

        3.08    PNC's Brand Identity..............................................................page 15

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2                              PNC CODE OF ETHICS

        4.00    RULES GOVERNING CONFLICTS OF INTEREST

        4.01    Use of Position or Authority......................................................page 16

        4.02    Self-Dealing......................................................................page 16

        4.03    Gifts and Entertainment...........................................................page 17

        4.04    Outside Activities................................................................page 18

                4.04.1 Other Employment...........................................................page 19

                4.04.2 Outside Director and Officer Positions.....................................page 19

                4.04.3 Holding Political/Public Office Positions..................................page 20

                4.04.4 Serving as an Expert Witness...............................................page 21

        4.05    Personal Investments and Insider Trading..........................................page 21

                4.05.1 Rules for All Employees....................................................page 22

                4.05.2 Insider Trading............................................................page 23

                4.05.3 Ownership of Securities in Publicly Held PNC Subsidiaries..................page 26

                4.05.4 Rules for Employees of BlackRock...........................................page 27

        4.06    Inheritances and Fiduciary Appointments...........................................page 27

                4.06.1 Inheritances...............................................................page 27

                4.06.2 Fiduciary Appointments.....................................................page 27

        4.07    Gifts to Public Officials.........................................................page 28

        4.08    Political Contributions...........................................................page 29

        4.09    Sales/Purchases of Property or Services to/from PNC Employees.....................page 30

        4.10    Sales/Purchases of Property or Services to/from Non-PNC Employee Directors........page 30


        5.00    RULES FOR DEALING WITH COMPETITORS

        5.01    Competition with Former Employers, Business Partners or Others....................page 30

        5.02    Antitrust.........................................................................page 31

        5.03    Ethical Business Practices........................................................page 32


        6.00    RULES GOVERNING COMPLIANCE WITH THE LAW

        6.01    The Code and the Law..............................................................page 32

        6.02    Illegal or Criminal Activities....................................................page 32


V.      ADMINISTERING THE CODE....................................................................page 33

VI.     EXCEPTIONS................................................................................page 33

VII.    REQUIRED NOTIFICATIONS AND APPROVALS......................................................page 33

VIII.   REPORTING KNOWN OR SUSPECTED VIOLATIONS OF THE CODE.......................................page 34

IX.     QUESTIONS REGARDING THE CODE..............................................................page 34

X.      DEFINITIONS...............................................................................page 34

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                               PNC CODE OF ETHICS                              3

XI.     EXHIBITS AND APPENDICES

        Exhibit 1 - Overview of Laws Referenced in Code...........................................page 38

        Exhibit 2 - Notification/Approval Form....................................................page 40

        Exhibit 3 - Form for Approval to Serve at the Request of PNC..............................page 41

        Exhibit 4 - Key Contacts Reference Guide..................................................page 42

        Appendix 1 - Personal Investment Rules for Restricted Employees...........................page 43

        Appendix 2 - Personal Investment Rules for Designated Unit Employees......................page 47

        Appendix 3 - Personal Investment Rules for Non-Employee Directors.........................page 49

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4                              PNC CODE OF ETHICS

                                 I. INTRODUCTION

The PNC Financial Services Group, Inc. ("PNC") Statement of Principles and Code of Ethics (the "Code") set standards for ethical conduct for all employees, directors and agents when acting on behalf of PNC. The conduct of each of us reflects on the reputation of PNC. Whether inside or outside of work, your personal conduct could affect how PNC is perceived. Certain provisions of the Code also apply to others (such as FAMILY MEMBERS or IMMEDIATE FAMILY MEMBERS(1)). The Statement of Principles and Code reflect principles PNC intends to abide by. They are not necessarily a statement of the law and in many instances may go beyond what the law and industry practice require.(2)

You should discuss questions or concerns with your supervisor or any of the KEY CONTACTS identified in Exhibit 4 to the Code. THE KEY CONTACTS REFERENCE GUIDE lists several people to whom you can report a possible violation. You may also make an anonymous report of possible Code violations to the ETHICS HOTLINE at 1-866-785-9753. The Ethics Hotline is available 24 hours a day, 7 days a week. When you report a violation, you will be protected from employment discrimination, retaliation, or retribution for good faith reporting.


                       II. THE PNC STATEMENT OF PRINCIPLES


- PNC is determined to maintain the highest standards of ethics, business conduct, and compliance throughout our entire business organization.

- This Statement of Principles applies to all PNC personnel, whether they are employed by our holding company, PNC Bank, N.A. or any of our controlled affiliates.

- This Statement of Principles has been approved by the Board of Directors of PNC Financial Services Group and by our senior management team. It represents the standard to which all PNC personnel will be held and by which all PNC personnel will be judged.

- Our most valuable asset at PNC is our reputation and the confidence that is placed in all of us by our shareholders, customers, employees, regulators, and the many other important constituencies we serve.

- The PNC Board and PNC management are fully committed to maintaining the highest standards of conduct throughout the organization and to regaining the complete faith and confidence of all our important constituencies. To that end, we adopt this Statement regarding the best and only standards that we demand from all of our personnel - starting first and foremost in our Board room and senior executive suite:

   1. All PNC personnel shall maintain the highest standards of loyalty, care and candor in all matters relating to our shareholders, customers, employees and regulators.

   2. All personal interests, no matter how small, in any matter in which any PNC personnel is involved

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(1)Terms in bold are defined in Section X.

(2)The Code is not a contract of employment or a guarantee of employment. Neither the Code nor the Statement of Principles is intended to result in the imposition of legal liability on PNC, or on any employee or any person who becomes subject to provisions of the Code or the Statement of Principles, if such liability would not exist under law or regulations in the absence of the Code or the Statement of Principles. The Code and the Statement of Principles apply to all employees of PNC and its controlled affiliates.

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                               PNC CODE OF ETHICS                              5

         on behalf of the Company must be fully disclosed, and all PNC personnel should recuse themselves from participation in any matter that could give rise to any actual or perceived conflict of interest absent a determination to the contrary by the CORPORATE ETHICS OFFICE.

   3. All personnel have the obligation to bring any matters involving questionable judgments of ethics, inadequate compliance or disclosure, or other misconduct to their direct supervisors, or in lieu thereof, to another more senior management official at PNC or directly to the PNC Board. There is a confidential hot line at 1-866-785-9753 for any PNC personnel who wish to bring a matter to the direct attention of the CORPORATE ETHICS OFFICE and the PNC Board. There will be no retaliation against any PNC personnel who report any matter involving ethical or corporate misconduct, except where such report involves an intentional fabrication of facts by the personnel.

   4. All actions taken on behalf of PNC must be appropriately documented and reviewed to ensure that all requisite internal approvals have been obtained. There should be no close-to-the-line opinions and no evasions of rules or procedures.

   5. All personnel must respect and obey the laws and regulations as enforced by our banking regulators and of the various cities, states and countries in which we operate. Although not all employees are expected to know the details of all these laws and regulations, they must know enough to determine when to seek advice from supervisors, managers, or other appropriate personnel.

   6. No PNC personnel may use corporate property, information, or position for improper personal gain. All PNC personnel are prohibited from taking for themselves personally, opportunities that are discovered through the use of corporate property, information, or position without the express consent of the PNC Board (or, to the extent so delegated, of the Corporate Ethics Policy Committee). And no employee may compete with the company directly or indirectly.

   7. All customer and company information must be maintained in the strictest of confidence, in compliance with all applicable laws and company policies and procedures.

   8. We seek to outperform our competition fairly and honestly. We seek competitive advantages through superior performance, never through unethical or improper business practices. No employee should take unfair advantage of anyone through manipulation, concealment, abuses of confidential information, misrepresentation of material facts, or any other intentional unfair dealing practice.

   9. All PNC personnel are encouraged and obligated to identify any and all risks they see in the business transactions in which they are involved on behalf of the company. While prudent risk taking is part of any successful business enterprise, those risks must be carefully identified, measured, and controlled. PNC has a comprehensive risk management and compliance program to ensure that our risks are within appropriate bounds and subject to express quantitative and/or qualitative limits. Our ability to manage risk successfully depends on all PNC personnel bringing all identifiable risks to our appropriate attention.

   10. PNC operates in a highly regulated environment, and no single relationship is more important to us than our relationships with our regulators. PNC is committed to building excellent regulatory relationships and to becoming a model by which other financial institutions are judged. To accomplish this result, all PNC personnel must treat our regulators as full partners in our business enterprise, must be fully respectful of them at all times, and must answer all requests for information with complete candor and diligence. Any material regulatory requests or criticisms must be brought to the direct attention of the Company's CHIEF REGULATORY OFFICER, who will ensure, in conjunction with management and the PNC Board, that there is a prompt and complete response.

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6                              PNC CODE OF ETHICS

                           III. YOUR RESPONSIBILITIES

Your responsibilities are to:

         - Comply with the Statement of Principles and the Code and all other policies and procedures, including those developed by your business unit or department;

         -  Comply with applicable laws and regulations;

         -  Conduct yourself in an honest and trustworthy manner;

         -  Provide required notifications and obtain necessary approvals; (3)

         - Report possible violations of the Code or any law or regulation of which you are aware;

         - Cooperate with investigations, audits, monitoring procedures and other inquiries, and provide any requested documentation;

         - Certify, when you are hired and at other times during your employment that you have received, read, understand and will comply with the Statement of Principles and the Code; and

         -  Complete any required Code training.

THESE RESPONSIBILITIES ARE IMPORTANT. FAILURE TO FULFILL YOUR RESPONSIBILITIES UNDER THE STATEMENT OF PRINCIPLES OR THE CODE MAY RESULT IN DISCIPLINARY ACTION, UP TO AND INCLUDING TERMINATION OF YOUR EMPLOYMENT.

VIOLATIONS OF LAWS OR REGULATIONS MAY ALSO RESULT IN LEGAL PROCEEDINGS AND PENALTIES INCLUDING, IN SOME CIRCUMSTANCES, CRIMINAL PENALTIES.

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(3)For your convenience, anything requiring approval or completion of the Code of Ethics Notification/Approval (or other) form has been italicized and bolded.

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                               PNC CODE OF ETHICS                              7

                                  IV. THE CODE

          The Code is organized to emphasize that we are customer focused.
          Section 1.00 provides Rules for Dealing with Customers, Prospective Customers, and Vendors. Sections 2.00 and 3.00 discuss Rules for Personal Conduct and for Proper Use of Corporate Property and Information. Sections 4.00 through 6.00 cover Rules Governing Conflicts of Interest, Rules for Dealing with Competitors and Compliance with the Law. Throughout the Code, reference is made to various Human Resources ("HR") or other business-specific policies. You should consult and read the policies that are applicable to you.


1.00      RULES FOR DEALING WITH CUSTOMERS, PROSPECTIVE CUSTOMERS AND VENDORS

          YOU MUST MAINTAIN THE HIGHEST STANDARDS OF HONESTY AND INTEGRITY WHEN DEALING WITH OUR CUSTOMERS, PROSPECTIVE CUSTOMERS AND VENDORS.


1.01      CUSTOMER PROPERTY

          You are not permitted to make use of any customer's money or property in any way that is not authorized by the customer.

1.02      BORROWING FROM OR LENDING TO CUSTOMERS OR VENDORS

          You may not ask for or accept a loan of any amount from a customer, vendor or any other business contact unless the person providing the loan is either a FAMILY MEMBER or:

            - The lender lends money in the usual course of his or her business; and

            - The loan is made in accordance with the law and on terms offered to others who have similar credit standing, without any special interest rate, security, repayment or other arrangements.

          You must not cosign, endorse, guarantee, or otherwise assume responsibility for the borrowing of a customer, vendor or any other business contact or lend personal funds to any such person unless the borrower is a FAMILY MEMBER.

1.03      AWARDING OF CONTRACTS

          Awards of orders, contracts and commitments for goods and services should always be made in the best interests of PNC. You may not request or accept any kickbacks or other personal inducements. See also Section 4.02 Self Dealing and Section 4.03 Gifts and Entertainment.

1.04      PERSONAL OR FINANCIAL INTERESTS IN CUSTOMERS AND VENDORS

          Under some circumstances, you are not permitted to make or dispose of PERSONAL INVESTMENTS in companies that are PNC customers or vendors. (See Section 4.05.1 Rules for All Employees.) In addition, if you or an IMMEDIATE FAMILY MEMBER has any personal or financial interest in a company which is or may become a PNC customer or vendor, YOU MUST USE THE NOTIFICATION/APPROVAL FORM TO NOTIFY THE CORPORATE ETHICS OFFICE AND REQUEST APPROVAL BEFORE YOU BECOME INVOLVED IN ANY TRANSACTION BETWEEN PNC AND THAT COMPANY. (See Section 4.01 Use of Position or Authority).

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8                              PNC CODE OF ETHICS


2.00   RULES FOR PERSONAL CONDUCT

          YOU ARE EXPECTED TO CONDUCT YOURSELF IN A PROFESSIONAL, HONEST AND ETHICAL MANNER.


2.01      EQUAL EMPLOYMENT OPPORTUNITY POLICY

          It is the policy of PNC to comply with the law by affording equal opportunity to all qualified applicants and existing employees without regard to race, religion, color, national origin, sex, age (over 40), disability, status as a Vietnam-era veteran or any other basis that would be in violation of any applicable ordinance or law. All personnel actions, including but not limited to recruitment, selection, hiring, training, transfer, promotion, termination, compensation, and benefits conform to this policy.

          A copy of PNC's full Equal Employment Opportunity (EEO) policy may be obtained from your Human Resources/Employee Relations ("HR/ER") Representative, who is also available to answer questions regarding PNC's EEO policy. If you believe you have been denied equal employment opportunity because of discrimination, bias or harassment, you should report it to your supervisor, HR/ER representative, the CORPORATE OMBUDSMAN at 412-768-8507, or to the ETHICS HOTLINE at 1-866-785-9753. You will be protected from any employment discrimination, retaliation, or retribution for good faith reporting.

2.02      BIAS, HARASSMENT AND OTHER INAPPROPRIATE CONDUCT

          You are entitled to a work environment free of bias, harassment and other inappropriate conduct on the basis of race, color, religion, national origin, sex, disability, age (over 40), status as a Vietnam-era veteran or any other basis that would be in violation of any applicable ordinance or law.

          PNC will not tolerate harassment, bias or other inappropriate conduct by a manager, supervisor, employee, customer, vendor or visitor. Intimidation, coercion and threats, or actions leading to bodily harm are also prohibited.

2.03      SEXUAL HARASSMENT

          Sexual harassment is any unwelcome conduct of a sexual nature that is sufficiently severe or pervasive so as to unreasonably interfere with an individual's work performance or create an intimidating, hostile or offensive working environment.

          Sexual harassment can take various forms, including:

            - Verbal (for example, sexual innuendo, sexual propositions, threats, suggestive or insulting comments or jokes of a sexual nature);

            - Non-verbal (sexually suggestive pictures or objects, graphic commentaries and obscene gestures); and

            -  Physical (unwelcome physical contact).

          Sexual harassment may also include unwelcome conduct of a sexual nature if an individual's submission to or rejection of that conduct results in a tangible employment action, such as a failure to hire or promote, or a demotion or termination from employment.

          Any one or a combination of three basic criteria determines whether conduct is sexual harassment:

            - If you are required to submit to the conduct as either an express or implied qualification for a job or a requirement of your employment relationship;

            - If submission to, or rejection of, the conduct is used as a basis for employment decisions affecting you; or

            - If the conduct has the purpose or effect of unreasonably interfering with your work performance, or creating an intimidating, hostile or offensive working environment.

          Sexual harassment by a manager/supervisor, other employee, customer, vendor or visitor will not be tolerated within PNC.

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                              PNC CODE OF ETHICS                               9

          If you are confronted with actions that may be sexual harassment, you should report them to your supervisor, HR/ER representative, the CORPORATE OMBUDSMAN at 412-768-8507 or to the ETHICS HOTLINE at 1-866-785-9753

2.04      CONDUCTING BUSINESS WITH/FOR PNC

          You are expected to conduct both your personal and professional activities with/for PNC in an honest manner.

2.04.1    PROPER USE OF BANKING SERVICES FOR EMPLOYEES

          PNC's principal business is the efficient and effective management of money. Abuse of PNC products or services provided to employees (e.g., employee checking accounts, company credit cards) is not in the best interest of PNC and may result in revocation of these privileges.

2.04.2    EXPENSE REIMBURSEMENT POLICY

          You must submit requests for reimbursement in accordance with the Employee Expense Reimbursement Guide as well as the standards set forth in the Code.

2.04.3    INCENTIVE SALES PROGRAMS

          Actions contrary to the spirit and purpose of PNC's incentive sales programs are prohibited. For example, you may not:

            - Manipulate transactions or systems to obtain multiple credit or credit for unsold products;

            - Take credit for a customer referral without having had a discussion with that customer; or

            - Falsify or "exaggerate" sales or service results or combine results with another employee when either or both of you failed to qualify on an individual basis.

2.04.4    REPORTING HOURS WORKED

          You are expected to provide an accurate accounting of time worked. Falsification of your time card/hours worked is an act of employee dishonesty.

2.05      BONDING REQUIREMENTS

          Upon employment, you are bonded by PNC. To continue employment, you must remain covered under PNC's fidelity bond. Bond coverage may terminate for any employee as soon as PNC learns of any dishonest or fraudulent act that was or may have been committed by the employee at any time, whether or not the act was committed while in PNC's employment. To comply with bonding and other requirements imposed by law, PNC reserves the right to investigate the personal, consumer and criminal history of its employees. When PNC becomes aware that an employee is not covered under the fidelity bond, the employee becomes ineligible to perform work for PNC.

2.06      CRIMES OF DISHONESTY

          Under FDIC rules, any person may be terminated or prohibited from being employed by PNC if he/she has:

            - Been convicted of or pled guilty to any criminal offense involving dishonesty, breach of trust, or money laundering; or

            - Agreed to enter into a PRE-TRIAL DIVERSION PROGRAM or similar program in connection with a prosecution for such an offense.

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10                             PNC CODE OF ETHICS

2.07      DRUG AND ALCOHOL USE

          USE OF DRUGS

          You are prohibited from illegally using, possessing, distributing, selling, manufacturing, and/or being under the influence of drugs(4) while working and/or while on company premises.

          USE OF ALCOHOL

          You are prohibited from any use of alcohol that might affect your fitness for duty or job performance, the operations of the company, and/or your security or safety or that of others.

          TESTING FOR DRUGS AND/OR ALCOHOL

          All newly hired employees must submit to a drug screening test on a timely basis and must pass it in order to be employed by PNC.

          A current employee may also be asked to timely submit to and pass drug screening and alcohol detection tests if:

            - There is reason to believe that the employee may have violated this section or the separate PNC Drug Abuse Policy;

            -  The employee works in a sensitive position;

            - The employee might pose a risk to PNC, or to the security or safety of the employee, any co-worker or the public.

          Refusal or failure of an employee to take a drug screening or alcohol detection test when requested will be considered a voluntary termination of employment.

          AVAILABILITY OF ASSISTANCE

          Employees with a drug and/or alcohol problem are encouraged to seek help with that problem, and are reminded that various corporate benefits programs may be available to assist them. Employees can contact 1-800-PNC-Plan or the Employee Assistance Program (LifeBalance) at 1-888-300-0431 to confidentially discuss such assistance.

          Current employees who:

            -  Have not previously violated this section;

            - Enter a recognized drug or alcohol abuse rehabilitation program to treat a drug or alcohol abuse problem;

            -  Successfully complete the rehabilitation program; and

            - Agree to be subject to random testing for a period of two years after successful completion of the rehabilitation program will not be subject to disciplinary action for entering such program.

          PNC may always, however, take disciplinary action based on an employee's violation of other PNC policies or procedures prior to entering the rehabilitation program, his or her inability to meet the criteria listed above, the failure to successfully complete such program, or conduct subsequent to release from such program.

----------
(4)"Drugs" refers to, but is not limited to, controlled substances and potentially mind-altering chemicals. This includes, but is not limited to, barbiturates, amphetamines, cocaine, opiates such as morphine or codeine, hallucinogens such as PCP or LSD, methadone, cannabinoids such as marijuana, medications legally obtainable with prescription but used without prescription.

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                               PNC CODE OF ETHICS                             11

          NOTICE REQUIRED BY THE DRUG-FREE WORKPLACE ACT

          AN EMPLOYEE WHO IS CONVICTED OF OR WHO PLEADS GUILTY TO THE USE, POSSESSION, MANUFACTURE, DISTRIBUTION AND/OR SALE OF DRUGS OCCURRING ON COMPANY PREMISES IS REQUIRED TO NOTIFY PNC IN WRITING WITHIN FIVE
          (5) DAYS OF THE CONVICTION OR PLEA.

2.08      SAFETY, HEALTH AND ENVIRONMENT

          You must comply with safety and health requirements governed by federal, state, and local laws. You have a responsibility to:

            -  Follow safe operating procedures;

            -  Promote your own and your co-workers' health and safety; and

            -  Comply with applicable environmental laws and regulations.

2.09      FIREARMS AND WEAPONS POLICY

          You are not permitted to possess firearms or other weapons on PNC premises, in PNC-owned vehicles or on work time, unless this is required as part of your job.

3.00      RULES FOR PROPER USE OF CORPORATE INFORMATION AND PROPERTY

          YOU ARE EXPECTED TO PROTECT PNC CONFIDENTIAL INFORMATION FROM UNAUTHORIZED DISCLOSURE AND USE PNC PROPERTY FOR THE BENEFIT OF PNC.

3.01      SAFEGUARDING CONFIDENTIAL INFORMATION

          Confidentiality is a fundamental principle at PNC. In your role here, you may learn of or have access to CONFIDENTIAL INFORMATION concerning PNC, its customers, clients, shareholders, directors, employees and vendors.

          The term "CONFIDENTIAL INFORMATION" includes, but is not limited to:

            - Customer/client lists, prospect lists and any listing of shareholders, employees and vendors;

            -  Customer account or personal financial information;

            - Strategic, business, marketing, project and financial information and plans;

            -  Price lists, sales methods, training and staffing models;

            -  Information relating to mergers and acquisitions;

            -  Contracts under negotiation;

            - Computer programs, system documentation, special hardware, software and technology developments;

            - Manuals, formulas, processes, methods, machines, compositions, ideas, improvements, inventions, and other proprietary information and trade secrets;

            -  Reports written to or by regulatory agencies;

            -  Information designated as confidential, private or privileged;

            - Security information, such as passwords, personal identification numbers (PINs) and electronic keys;

            - Employee payroll, benefit, health, performance and other non public information that is personal to the employee;

            -  INSIDE INFORMATION; and

            - All other NON PUBLIC INFORMATION that might be of use to competitors, or harmful to PNC or its customers, if disclosed.

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12                             PNC CODE OF ETHICS

          Your responsibilities with regard to CONFIDENTIAL INFORMATION are:

            - You must not access CONFIDENTIAL INFORMATION unless you have a legitimate business reason for doing so;

            - You must not disclose CONFIDENTIAL INFORMATION to any person within PNC, unless that person has a need to know such information in connection with his or her employment responsibilities;

            - You must not disclose CONFIDENTIAL INFORMATION to anyone outside of PNC, unless:

               - The information being requested is confidential to the customer requesting the information and you have followed your department's "Know Your Customer" procedures to validate that customer's identity (i.e., the customer requesting account information is listed as the account holder and is able to provide appropriate identification);

               - Such person is employed by an outside firm (e.g., a law or accounting firm) retained by PNC and that person needs to know the information in connection with the service to be provided by the firm to PNC;

               - Pursuant to proper legal process or regulation or as required by law. (You should follow the GENERAL COUNSEL'S OFFICE guidelines for handling legal process.);

               - The individual or organization to which the information relates gives written consent; or

               -  Disclosure is authorized by the GENERAL COUNSEL'S OFFICE;

            - You must never use CONFIDENTIAL INFORMATION for personal financial gain or to compete with PNC;

            - You must secure all files and other records that contain CONFIDENTIAL INFORMATION;

            - You must not disclose system identification and access codes, security equipment, security programs, and security procedures;

            - You must avoid discussing CONFIDENTIAL INFORMATION in public places (for example, elevators, hallways, restaurants or at social events). If you are in a public place and overhear a conversation involving CONFIDENTIAL INFORMATION, you should remind the other employees of their responsibilities under the Code;

            - You must avoid discussing CONFIDENTIAL INFORMATION on cellular or car phones unless you are certain the conversation cannot be intercepted. Please refer to both Section 3.04 of the Code and the PNC Information Security Policies and Standards Manual for guidelines for electronic communications;

            - You must be sensitive to whether information is confidential when using PNC ELECTRONIC MEDIA;

            - You are expected to observe the confidentiality required during investigations involving PNC;

            - You may not disclose CONFIDENTIAL INFORMATION, even after you leave your employment or position with PNC.

          In addition, you must comply with all other PNC policies and procedures relating to confidentiality, including those in the PNC Information Security Policies and Standards Manual and those that have been adopted for your business unit or department.

3.02      PRIVACY PRINCIPLES

          You must handle customer information responsibly. PNC has adopted The PNC Financial Services Group, Inc. Consumer Customer Information Privacy Principles, a policy statement on customer privacy. You should be familiar with this policy statement, which is available online at www.pncbank.com and www.pncadvisors.com, as well as with any privacy policy of your business unit. Questions should be directed to your supervisor, your business unit's privacy coordinator or PNC's PRIVACY DIRECTOR.

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                               PNC CODE OF ETHICS                             13

3.03      CORPORATE PROPERTY AND INVENTIONS

          Corporate property is to be used to further PNC's business and may be removed from PNC premises as required to further PNC's business purposes with approval by your supervisor, or in accordance with policies adopted by the Board of Directors of PNC or a committee of the Board. Corporate property includes, but is not limited to:

          -  All CONFIDENTIAL INFORMATION, as defined in Section 3.01;

          -  Files and documents;

          -  Products and services;

          -  Office supplies and furnishings;

          -  Automobiles;

          -  Technologies; and

          -  U.S. Mail delivered to a PNC address.

          INSPECTIONS

          PNC reserves the right to search all corporate property and all employee personal possessions brought onto or taken from company property.

          INVENTIONS

          If you invent, discover, improve or create anything during your employment that is related directly or indirectly to PNC's business or activities, or developed using time, material or facilities of PNC, you are required to:

          -  Disclose your work to your supervisor;

          -  Assign all rights to the work to PNC; and

          - Assist PNC in every way possible, without additional compensation, both during and after your employment in recording and/or protecting PNC's interests in the work, including assistance to enable PNC to obtain patent, copyright, or other protection for the work.

3.04      ELECTRONIC MEDIA POLICY

          The ELECTRONIC MEDIA Policy applies to the use of all ELECTRONIC MEDIA when:

          -  Accessing on or from PNC premises;

          - Using PNC's leased or purchased services (e.g., PNC's corporate network or Internet/Intranet connection);

          - Using PNC's leased or owned equipment (e.g., laptops, hand-held devices or cell phones); or

          - Using your own or a third party's ELECTRONIC MEDIA to conduct PNC-related business or in a manner that identifies PNC.

          GENERAL RULES FOR APPROPRIATE USE OF ELECTRONIC MEDIA

          The company provides ELECTRONIC MEDIA resources to facilitate company-related business. Unless otherwise restricted, occasional personal use of these resources is permitted. However, non-business use must be kept to a minimum, must be governed by good judgment and may not disrupt business operations or interfere with the performance of your job responsibilities. Your business unit may have additional procedures limiting the use of ELECTRONIC MEDIA.

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14                             PNC CODE OF ETHICS

          PROHIBITIONS

          Under no circumstances are you permitted to use ELECTRONIC (or other) MEDIA for any of the following purposes:

          1. You may not initiate, save or send items that are hostile, harassing, offensive or threatening (e.g., inappropriate jokes, sexual comments or images, or comments that could offend someone based on specific characteristics such as gender, race, age, religious belief, sexual orientation, disability, or any other basis prohibited by law);

          2. You may not initiate, save or send chain letters or other widespread non-business distributions. These items pose security risks in the form of malicious code (e.g., a virus) and can also create unacceptable delays in meeting our customers' needs or our business obligations; and

          3. You may not initiate or participate in any malicious use of company resources, including, for example, bypassing or attempting to bypass system security; examining, using or changing PNC's or another person's files without explicit authorization; or fraudulent use of another person's system sign-on information.

          ELECTRONIC MEDIA IS NOT PRIVATE

          Your use of ELECTRONIC MEDIA is not private. By signing the Code of Ethics Acknowledgment Form, you acknowledge that authorized PNC personnel may intercept, monitor and/or record your communications anytime you use PNC's equipment, including but not limited to your use of PNC's telephone system, facsimile equipment, computers, E-mail, Voicemail and Intranet, as well as your Internet usage for any purpose, including, for example, operations, maintenance, system security, business, legal, regulatory or Code enforcement reasons. In addition, PNC uses software to block and log access to certain web sites.

          ELECTRONIC TRANSMISSION OF CONFIDENTIAL INFORMATION

          CONFIDENTIAL INFORMATION may be contained in E-mails or other electronic transmissions provided you take appropriate precautions to protect such information from accidental disclosure.

          PNC's policies and standards regarding system security are set forth in the PNC Information Security Policies and Standards Manual. For information concerning, among other things, the use of encryption to safeguard electronic transmission of CONFIDENTIAL INFORMATION and other system security topics, please refer to this manual or contact the Security Services Department. (See KEY CONTACTS REFERENCE GUIDE.)

3.05      BUSINESS DOCUMENTATION REQUIREMENTS

          PNC maintains record retention policies in accordance with business, legal, and regulatory requirements. You are prohibited from disposing of or destroying any records except in accordance with these policies.

          If there is threatened or pending litigation, an administrative charge, a subpoena or other legal process, or if a government audit or review is in process, you are prohibited from disposing of or destroying any relevant records.

3.06      ACCOUNTING, AUDITING AND RECORDKEEPING POLICIES

          PNC has internal accounting controls, auditing practices, and recordkeeping policies designed to meet legal and business requirements with which you must comply. For example:

          - All business transactions and payments will be accurately and promptly recorded;

          - No unrecorded fund or asset of PNC will be established or maintained for any reason;

          - The use or transfer of PNC funds for any purpose that would be in violation of any law or regulation or that would be improper is prohibited; and

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                               PNC CODE OF ETHICS                             15

          - The accounting records of PNC must be complete and in reasonable detail with no false or misleading entries.

          If you have any questions or concerns about PNC's internal accounting controls, audit practices, or recordkeeping policies, you should discuss the matter with your supervisor, your ER/HR Representative, or the CORPORATE OMBUDSMAN AT 412-768-8507. If you wish to make an anonymous report, you should contact the ETHICS HOTLINE AT 1-866-785-9753.

3.07      MEDIA INQUIRIES

          You may be contacted by the media for information concerning PNC's position on various matters. You must always direct these inquiries to the Corporate Communications Manager for your market.

          PNC (through Corporate Communications) will speak out on issues of importance when appropriate. In addition, you should not comment on any of the following areas of inquiry:

          -  The identity of PNC's customers, employees or vendors;

          -  Issues that are in litigation or under governmental review;

          -  Financial projections;

          - Plans, programs, products, or operations that have not been announced publicly;

          -  The actions of any other company, entity or person;

          -  Testimonials or endorsements for other firms or persons;

          -  The content of regulatory examination reports; or

          -  Contracts under negotiation.

3.08      PNC'S BRAND IDENTITY

          PNC's brand identity has great value in the marketplace. To protect this value, the PNC name and logo may be used only in connection with approved products and services or with the prior approval of the Corporate Marketing Department.

4.00      RULES GOVERNING CONFLICTS OF INTEREST

          YOU MUST ALWAYS ACT IN THE BEST INTERESTS OF PNC.

          YOU SHOULD NOT HAVE AN INTEREST THAT CONFLICTS WITH, OR MAY REASONABLY APPEAR TO CONFLICT WITH, THE INTERESTS OF PNC UNLESS YOU HAVE SUBMITTED THE NOTIFICATION/APPROVAL FORM AND HAVE OBTAINED PRIOR WRITTEN APPROVAL FROM THE CORPORATE ETHICS OFFICE.

          YOU MUST DISCLOSE IN WRITING ALL KNOWN OR POTENTIAL CONFLICTS OF INTEREST BY SUBMITTING THE NOTIFICATION/APPROVAL FORM.

          A conflict of interest exists if:

          - You or a FAMILY MEMBER engages in a personal activity or have a personal interest that may influence your decisions when acting on behalf of PNC; or

          - You engage in a personal activity or have a personal interest that is contrary to PNC's interests; or

          - You use your position with PNC, or PNC's CONFIDENTIAL INFORMATION, or PNC resources (including facilities, corporate property, or other personnel) to benefit you or another person rather than PNC.

          A conflict may be based on your financial, business, family or other personal relationships with customers, vendors, competitors and/or others, or on some other factor.

          The appearance of a conflict may be just as damaging to PNC's reputation as an actual conflict.

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16                             PNC CODE OF ETHICS

          This section gives examples of situations that may result in a conflict of interest and provides guidelines for handling them, including:

          4.01 - Use of Position or Authority;
          4.02 - Self-Dealing;
          4.03 - Gifts and Entertainment;
          4.04 - Outside Activities;
          4.05 - Personal Investments and Insider Trading;
          4.06 - Inheritances and Fiduciary Appointments;
          4.07 - Gifts to Public Officials;
          4.08 - Political Contributions;
          4.09 - Sales/Purchases of Property or Services to/from PNC Employees; and
          4.10 - Sales/Purchases of Property or Services to/from Non-PNC Employee Directors.

4.01      USE OF POSITION OR AUTHORITY

          You must not use your position or authority with PNC in a way that creates a conflict of interest. For example, you must not:

          - Represent PNC in a transaction with any company in which you or an IMMEDIATE FAMILY MEMBER have any personal or financial interest unless YOU HAVE USED THE NOTIFICATION/APPROVAL FORM TO NOTIFY THE CORPORATE ETHICS OFFICE AND HAVE RECEIVED APPROVAL TO PARTICIPATE IN THE TRANSACTION. Generally, approval will be granted if: (i) the company's securities are publicly traded, (ii) the decisions about the company or transactions with the company are not significant to the outside company or PNC and (iii) in the case of publicly held PNC subsidiaries you must comply with the securities ownership rules set forth in Section 4.05.3.

             You do not need to notify the CORPORATE ETHICS OFFICE if your only contact with a company that is a PNC CONTROLLED AFFILIATE consists of routine communications or administrative duties, and if your representation of PNC does not involve a transaction or other matter that is the subject of negotiation between PNC and the CONTROLLED AFFILIATE. If you are not sure whether you are required to provide notice in a particular situation, you should contact the CORPORATE OMBUDSMAN.

          - Transact business with respect to your own accounts, FAMILY MEMBER accounts or accounts for anyone whose close relationship with you may create a conflict or the appearance of a conflict. You must conduct these transactions following the same procedures that are used by our customers (e.g., go to teller window, use Account
             Link). This prohibition also includes non-financial transactions such as routine maintenance transactions (e.g., address change);(5)

          - Direct an employee you directly or indirectly supervise to perform any transactions that you would be prohibited from doing yourself. If your transaction requires approval, that approval must come from your supervisor or manager.

4.02      SELF-DEALING

          Self-dealing means using your employment or position for personal gain. Whether you are acting individually, through a business, or in a fiduciary capacity (a position of trust for another person), you are prohibited from self-dealing.

          This means that you may not:

          - Accept from someone either doing business or trying to do business with PNC, a business opportunity that is not available to other people on similar terms, or that is made available to you because of your position with PNC; or

----------
(5)This provision does not apply to NASD licensed employees of Hilliard Lyons (including PNC Investments). If you are a licensed employee, please contact your Compliance representative or the CORPORATE OMBUDSMAN for additional information.

                               PNC CODE OF ETHICS                             17

          - Take for yourself a business opportunity that belongs to PNC. A business opportunity belongs to PNC if (i) PNC has sought the opportunity or the opportunity has been offered to PNC, and (ii) PNC is pursuing or funding the opportunity, or PNC is devoting time, facilities, personnel, or other corporate resources to develop the opportunity.

4.03      GIFTS AND ENTERTAINMENT

          You may not ask for or accept a gift or anything of value(6) from anyone if you intend to be influenced or rewarded, or you believe the giver intends to exert influence in connection with any business decision or transaction involving PNC.(7)

          Where this is not the case, under certain circumstances you may accept gifts or something of value from someone doing or seeking to do business with PNC.

          EXAMPLES OF SUCH CIRCUMSTANCES ARE:

          - Accepting a gift that is based on obvious family or personal relationships (such as between you and a FAMILY MEMBER or close friend) and it is clear that the gift is being accepted because of the relationship rather than any PNC business;

          - Occasionally accepting a gift having a value not in excess of $100, such as flowers, fruit baskets, tickets (where the donor will not be attending the event with you), and advertising or promotional items, including pens, pencils, note pads, key chains, calendars and similar items;

          - Accepting gifts having a value not in excess of $250 that (i) are related to commonly recognized events or occasions, such as a promotion, new job, wedding, retirement, holiday, birthday, or religious life cycle events(8) or (ii) are contest prizes.

             Note: In a calendar year, you may not accept, from any one source, gifts whose aggregate value exceeds the amounts set forth in the two paragraphs above.

          - Letting someone else occasionally pay for meals, refreshments, travel arrangements (including airfare), accommodations, or entertainment to discuss business or foster business relationships if such payment is an accepted practice in the applicable business and the expense is of reasonable value. In general, such items are of "reasonable value" if: (i) they involve a level of expense that customarily would be reimbursed by PNC as a reasonable business expense if not paid for by the other party and (ii) the hospitality being offered is customary and appropriate with regard to your job responsibilities. WHERE TRAVEL ARRANGEMENTS AND/OR ACCOMMODATIONS ARE TO BE PAID FOR BY A CUSTOMER OR VENDOR, PRIOR APPROVAL OF YOUR SUPERVISOR IS REQUIRED. If you are offered entertainment or tickets to events, and the host is not/will not be in attendance, the hospitality is considered a gift and is subject to a $100 annual limit;

          - Accepting loans from other banks or financial institutions on normal terms to finance usual activities, such as home mortgage loans, except where prohibited by law;

          - Accepting a discount or rebate on merchandise or services as long as the same discount or rebate is available to either all PNC employees, all employees within a particular business, or all employees in a particular market; and

          - Accepting civic, charitable, educational or religious organizational awards for recognition of service and accomplishment.

----------
(6)Items of value include money, securities, business opportunities, goods, services, discounts on goods or services, entertainment, food or drink.
(7)A gift is also considered solicited or accepted by an employee if it is given with the employee's knowledge and acquiescence to his or her FAMILY MEMBER because of that person's relationship to the employee.
(8)Employees of PNC Capital Markets or Hilliard Lyons (including PNC Investments) may not accept gifts under this paragraph in excess of $100. In addition, all employees of PNC Capital Markets or Hilliard Lyons (including PNC Investments) should consult their department's policies for restrictions in addition to those listed above.

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18                             PNC CODE OF ETHICS

          GIFTS IN EXCESS OF THE ABOVE PERMISSIBLE AMOUNTS

          IF YOU ARE OFFERED A GIFT OR SOMETHING OF VALUE THAT GOES BEYOND THE PERMISSIBLE AMOUNTS LISTED ABOVE, YOU MUST COMPLETE THE
          NOTIFICATION/APPROVAL FORM EVEN IF YOU DO NOT ACCEPT IT.

          You must make every effort to refuse or return a gift or something of value that exceeds the permissible amounts.

          - YOU MAY NOT ACCEPT ANY GIFT IN EXCESS OF THE PERMISSIBLE AMOUNTS LISTED ABOVE UNLESS YOU OBTAIN THE APPROVAL OF THE CORPORATE ETHICS OFFICE.

          - If you are offered a gift of indeterminate value, you must make a reasonable effort to establish the approximate worth. Reasonable effort could include, for example, reviewing and comparing the gift to similar items in a shopping catalog, viewing the manufacturer's web site or other comparative analysis. If you are not able to determine an approximate value, you should consult with your supervisor, HR/ER representative or the CORPORATE OMBUDSMAN.

          GIVING GIFTS TO CUSTOMERS OR VENDORS

          You should follow the guidelines in the PNC Expense Reimbursement Policy before giving any gift to a customer or vendor.(9)

          GIVING GIFTS TO EMPLOYEES OF OTHER BANKS

          In dealing with employees of other banks or bank holding companies, you should be aware that those employees are also subject to restrictions on the receipt of gifts and that these restrictions apply to both the giver and the recipient.

          GIVING GIFTS TO OTHER PNC EMPLOYEES

          You should not give a gift to or accept a gift from another employee in any instance if the gift is intended to influence the performance of duties or responsibilities on behalf of PNC. This restriction does not apply to gifts given or received in connection with an approved employee recognition program. If you will be submitting a reimbursement form, you must also follow the guidelines in the PNC Expense Reimbursement Policy before giving a gift to another employee.

4.04      OUTSIDE ACTIVITIES

          Examples of outside activities are: other employment; outside director and officer positions; holding public/political office; and serving as an expert witness.

          GENERAL REQUIREMENTS

          In general, you are permitted to participate in outside activities provided that:

          - You make any disclosures and obtain any approvals required under the Code;(10)

          -  Your outside activity is not with or for a PNC competitor;(11)

          - Your outside activity does not interfere with the performance of your job duties; and

          - Your outside activity does not involve other PNC employees during working time or the use of PNC equipment, supplies or facilities.

----------
(9)Employees of PNC Capital Markets or Hilliard Lyons (including PNC Investments) wishing to give to a customer or vendor are subject to a limit of $100 and must receive prior approval from their supervisor.
(10)Employees of PNC Capital Markets or Hilliard Lyons (including PNC Investments) must obtain written supervisory and Compliance approval prior to participating in any outside activity.
(11)"Competitor" means any organization, wherever located, that engages in any of the same businesses as PNC. Further, if the outside organization is or has a bank, thrift or other depository entity anywhere within its group of affiliates, all members of that group are considered competitors.

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                               PNC CODE OF ETHICS                             19

          If you engage in an outside activity and a conflict of interest (actual or perceived) develops, or if PNC determines that the outside activity interferes with your job duties, you may be required to leave your outside activity or resign your position with PNC.

4.04.1    OTHER EMPLOYMENT

          You may engage in other employment, including self-employment, as long as you satisfy the General Requirements on outside activities set out in Section 4.04. IF YOU WISH TO HOLD OTHER EMPLOYMENT, YOU MUST FIRST DISCUSS THE PROPOSED POSITION WITH YOUR SUPERVISOR. If your supervisor is satisfied that the proposed employment complies with the General Requirements described in Section 4.04, your request will normally be approved. Your supervisor's approval must be in writing. Under these circumstances, completion of the Notification/Approval Form is not required.

          The following situations require prior written approval from the CORPORATE ETHICS OFFICE in addition to the prior approval of your supervisor. IF YOU WISH TO ENGAGE IN ANY OF THESE ACTIVITIES, YOU SHOULD COMPLETE THE NOTIFICATION/APPROVAL FORM.

          - Other employment involving use of a professional license (e.g., any NASD license, law license, real estate license, insurance license); and

          - Other employment that involves a potential conflict of interest (actual or perceived) or that does not comply with the General Requirements described in Section 4.04.

          PROHIBITION

          Other employment may not involve the preparation, audit or certification of documents pertaining to PNC's business. For example, you may not prepare financial statements on behalf of your outside employer if those financial statements will be submitted to PNC as part of a loan request.

4.04.2    OUTSIDE DIRECTOR AND OFFICER POSITIONS

          Employees serving in a director/officer position in an outside organization of their own choice are generally not required to provide notification or to obtain approval from PNC, provided the employee complies with the General Requirements described in Section 4.04.(12) However, there may be circumstances when serving as a director or officer of an organization on your own behalf may create a conflict of interest. COMPLETION OF THE NOTIFICATION/APPROVAL FORM IS REQUIRED FOR ANY OUTSIDE DIRECTOR/OFFICER POSITION WHERE:

          - Your service involves a potential conflict of interest (actual or perceived) or does not comply with the General Requirements described in Section 4.04 above;

          - PNC holds an equity interest(13) in the outside organization. It is your responsibility to ask the outside organization if PNC holds such an interest; and

          - The outside organization is an unaffiliated (e.g., non-PNC), insured depository institution or depository institution affiliate.

          CERTAIN RESPONSIBILITIES OF ALL OUTSIDE DIRECTOR AND OFFICER POSITIONS

          By serving as a director/officer in an outside organization, you will also have certain responsibilities to that organization. You should be sure that you understand and comply with those responsibilities.

          There may be occasions where contracts or transactions involving PNC are discussed or decided by that outside organization (for example, the outside organization is interested in obtaining a loan from PNC or in engaging PNC as a trustee of a plan, program or fund, such as a pension plan or an

----------
(12)Employees of PNC Capital Markets or Hilliard Lyons (including PNC Investments) must receive written supervisory and Compliance approval prior to accepting any outside director/officer position.
(13)For purposes of this policy, equity held by PNC includes equity held for PNC's own account and equity PNC holds as a trustee or other fiduciary. Equity interests may also include options, convertible debt and other instruments.

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20                             PNC CODE OF ETHICS

          endowment fund). In these instances, after disclosing your relationship with PNC, you should not participate in such discussions or in the decision-making process. If you are a director of the outside organization, you should ask the Board secretary to reflect in the meeting minutes that you did not participate in the discussions and did not vote on that matter because of your relationship with PNC.

          SERVING AT THE REQUEST OF PNC(14)

          You will be deemed to be serving in a director/officer position in an organization outside of PNC at the request of PNC only if you obtain written approval from the CEO or the CEO's designee (or in the case of the CEO, from the Board of Directors or its Corporate Governance Committee). TO OBTAIN THIS APPROVAL, YOU MUST SUBMIT THE "FORM FOR APPROVAL TO SERVE AT THE REQUEST OF PNC".

          - Approvals for all such requests will be based on the best interest of PNC. Approvals will be reviewed annually by the CEO or the CEO's designee or, in the case of the CEO, by the Corporate Governance Committee, and may be modified or withdrawn at any time;

          - You will be considered for possible coverage in your capacity as an outside director/officer under PNC's directors and officers liability insurance policy and for possible indemnification by the applicable PNC entity only with respect to outside director/officer positions approved as being at the request of PNC in accordance with this section, subject in each case to applicable law and governing documents. Any exceptions must be approved by the CEO or the CEO's designee (or, in the case of the CEO, by the Board of Directors or its Corporate Governance Committee).

          DATA COLLECTION

          PNC may collect information related to director/officer positions held by PNC employees in outside organizations from you for marketing or other business purposes. Neither a request for information related to outside director/officer positions nor an employee response to such a request will mean or imply that the employee is serving in such position(s) at the request of PNC.

4.04.3    HOLDING POLITICAL/PUBLIC OFFICE POSITIONS

          This section applies to service in any elective or appointive public office, including school boards, commissions, and local governmental entities (e.g., mayor's office, city council positions).

          Employees who campaign for or seek appointment to a public office, or who serve as members of a candidate's political campaign committee, do so as individuals and not at the request of, or as representatives of, PNC. If you choose to participate in this type of outside activity, you are not required to provide notification to or obtain approval from PNC. However, the following rules apply (in addition to the General Requirements described in Section 4.04):

          - Before beginning a campaign for public office or accepting such a position, you must receive written confirmation from the solicitor or other counsel for the governmental entity that your service as a public official would not prevent PNC from doing business with that governmental entity and provide such written confirmation to the CORPORATE ETHICS OFFICE. If you are unable to obtain written confirmation, you are required to consult the CORPORATE OMBUDSMAN before you begin your campaign or accept the public office;

          - To avoid any appearance of sponsorship or endorsement, you may not use PNC's name in any campaign material or in any fundraising activities, other than to factually state your employment history. All correspondence concerning campaign business must be on campaign letterhead;

          - You may not take a paid leave of absence to work on your or another candidate's campaign except earned vacation time. If you take an unpaid leave of absence, either you or the campaign must promptly reimburse PNC for any benefits (e.g., insurance) provided by PNC to you during that leave of absence;

----------
(14)"At the request of PNC" means at the request of the PNC entity by which the employee is employed.

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                               PNC CODE OF ETHICS                             21

          - YOU MAY NOT SOLICIT CONTRIBUTIONS FROM ANY PNC EMPLOYEE WITHOUT FIRST OBTAINING PRECLEARANCE FROM THE CORPORATE ETHICS OFFICE;

          - You may not direct or coerce any PNC employee to provide services to a campaign or make the provision of such services a condition of employment; and

          - YOU MAY NOT ASK PNC EMPLOYEES TO WORK ON YOUR OR ANOTHER CANDIDATE'S CAMPAIGN, EVEN ON A VOLUNTEER BASIS, UNLESS YOU HAVE OBTAINED PRECLEARANCE FROM THE CORPORATE ETHICS OFFICE.

4.04.4    SERVING AS AN EXPERT WITNESS

          You may be asked to serve as an expert witness or advisor or to provide technical assistance in litigation or other proceedings not involving PNC. Serving in such capacity generally takes a significant amount of time and may create a conflict of interest with PNC's policies and practices, positions PNC has taken in other lawsuits, or with the interests of our customers. Therefore, YOU MUST RECEIVE ADVANCE WRITTEN APPROVAL TO SERVE IN PROCEEDINGS ON BEHALF OF A PARTY OTHER THAN PNC. YOU MUST SUBMIT THE NOTIFICATION/APPROVAL FORM TO REQUEST SUCH APPROVAL.

4.05      PERSONAL INVESTMENTS AND INSIDER TRADING

          It is important that investments for your personal account and for those of your FAMILY MEMBERS or IMMEDIATE FAMILY MEMBERS do not, and do not appear to, create a conflict of interest.

          It is also important that your investments comply with the federal securities laws and regulations. You or an IMMEDIATE FAMILY MEMBER may be subject to penalties for buying, selling, or recommending a security while aware of MATERIAL, NON-PUBLIC INFORMATION about that security or its issuer.

          The purpose of this section is to help you identify conflicts of interest and to further compliance by PNC and its subsidiaries, employees, and directors with the federal securities laws and regulations. These rules are designed not only to protect PNC and its subsidiaries from civil or criminal liability, but also to protect our reputation for integrity.

          In addition to the rules set out in this section, you may be subject to Office of the Comptroller of the Currency requirements for fiduciary activities, Securities and Exchange Commission ("SEC") requirements, and other requirements of various self-regulatory organizations. You will be notified by your supervisor or manager if your business unit imposes such additional requirements.

          If you or a FAMILY MEMBER or IMMEDIATE FAMILY MEMBER have any questions about a PERSONAL INVESTMENT, you should contact the CORPORATE OMBUDSMAN before making, disposing of, or recommending an investment. In connection with a PERSONAL INVESTMENT, you may be required to submit a Notification/Approval Form and, in some cases, to preclear the investment. If the type of investment you are considering is not described in this section, contact the CORPORATE OMBUDSMAN before making, disposing of, or recommending the investment.

BEFORE MAKING A PERSONAL INVESTMENT, ALL EMPLOYEES AND NON EMPLOYEE DIRECTORS SHOULD CONSIDER THE FOLLOWING QUESTIONS AND ANSWERS:

          WHAT IS MY RELATIONSHIP       THE CODE CONTAINS DIFFERENT RESTRICTIONS
          TO PNC?                       FOR EACH OF THE FOLLOWING CATEGORIES:

                                          - All Employees of PNC (Section
                                            4.05.1)

                                          - RESTRICTED EMPLOYEES of PNC
                                            (Appendix 1)

                                          - DESIGNATED UNIT Employees of PNC
                                            (Appendix 2)

                                          - NON-EMPLOYEE DIRECTORS of PNC
                                            (Appendix 3)

                                          - Employees of BLACKROCK (Section
                                            4.05.4)

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22                             PNC CODE OF ETHICS


          WHAT IF A MEMBER              Certain restrictions on PERSONAL
          OF MY FAMILY IS               INVESTMENTS apply to your FAMILY
          MAKING AN INVESTMENT?         MEMBERS, while the rules for INSIDER
                                        TRADING (Section 4.05.2) and investments in publicly held PNC subsidiaries
                                        (Section 4.05.3) apply to your IMMEDIATE
                                        FAMILY MEMBERS.

          COULD MY INVESTMENT CREATE    You may not make or dispose of an
          A CONFLICT OF INTEREST?       investment if a conflict of interest
                                        exists or will be created as a result of the investment.

          DO I HAVE INSIDE              You may not buy, sell, or recommend
          INFORMATION?                  securities while aware of
                                        MATERIAL, NON-PUBLIC INFORMATION.
                                        (Section 4.05.2)

          AM I PLANNING TO INVEST       Certain investments in publicly held PNC
          IN A PNC SUBSIDIARY?          subsidiaries are prohibited. (Section
                                        4.05.3)

          IS THE COMPANY A CUSTOMER     Under certain circumstances, PNC
          OR VENDOR OF PNC?             employees may not make investments in
                                        PNC customers or vendors WITHOUT PRIOR
                                        APPROVAL FROM THE CORPORATE ETHICS
                                        OFFICE. (Section 4.05.1)

4.05.1    RULES FOR ALL EMPLOYEES

          GENERAL RULES REGARDING PERSONAL INVESTMENTS

          CONFLICTS OF      You must avoid PERSONAL INVESTMENTS that create a
          INTEREST          conflict of interest. A conflict of interest may
                            exist if:

                              - You or a FAMILY MEMBER make, hold or dispose of a PERSONAL INVESTMENT that may influence your decisions when acting for PNC; or

                              - You engage in a personal activity or have a personal interest that is contrary to PNC's interests; or

                              -  You use your position with PNC, PNC's
                                 CONFIDENTIAL INFORMATION, or PNC resources to make or dispose of a PERSONAL INVESTMENT in a manner that may benefit you or a FAMILY MEMBER rather than PNC.

                            You must avoid making a PERSONAL INVESTMENT that has been offered to you because of your position with PNC unless the investment opportunity is widely available on comparable terms to:

                              -  All employees;

                              - All employees within a particular business or market; or

                              -  The general public.

          CUSTOMERS         If you or an IMMEDIATE FAMILY MEMBER wish to make or
          OR VENDORS        dispose of a PERSONAL INVESTMENT in a company that
          OF PNC            is a PNC customer or vendor with which you expect to
                            have or in the past 90 days have had any involvement on behalf of PNC, YOU MUST USE THE NOTIFICATION AND
                            APPROVAL FORM TO NOTIFY THE CORPORATE ETHICS OFFICE
                            AND OBTAIN PRIOR APPROVAL OF THE TRANSACTION.

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                               PNC CODE OF ETHICS                             23

                            Generally, approval will be granted if:

                            -  The company's securities are publicly traded,

                            - You are not aware of significant CONFIDENTIAL INFORMATION about that customer or vendor; and

                            - You do not participate in decisions about the company or other business transactions between PNC and that customer or vendor that may be significant to either the customer or vendor or to PNC.

          INSIDER           You must comply with the INSIDER TRADING rules set
          TRADING           forth in Section 4.05.2.

          PUBLICLY HELD     If you wish to purchase or sell securities of a
          SUBSIDIARIES      publicly held subsidiary of PNC, you must comply
          OF PNC            with the rules set forth in Section 4.05.3.


          OTHER             Your PERSONAL INVESTMENTS must comply with this
          POLICIES          section as well as any other applicable policies,
                            including those developed by your business unit. You will be informed if you are in a business unit that has special policies applicable to you.

          NOTIFICATION OF CONFLICTS

          IF YOU HAVE MADE OR DISPOSED OF A PERSONAL INVESTMENT AND IF YOU BELIEVE OR SUSPECT THAT A CONFLICT OF INTEREST HAS DEVELOPED, EVEN IF YOU WERE PRE-CLEARED AT THE TIME YOU MADE OR DISPOSED OF THE INVESTMENT, YOU MUST DISCLOSE THIS CONFLICT OF INTEREST BY COMPLETING A NEW NOTIFICATION/APPROVAL FORM.

          At its discretion, PNC may require you to take appropriate actions to resolve the conflict of interest.

4.05.2    INSIDER TRADING

          PNC's INSIDER TRADING rules apply to all PNC employees and NON-EMPLOYEE DIRECTORS. You must follow these rules when PERSONAL INVESTMENTS are made:

          -  By you;

          -  By your IMMEDIATE FAMILY MEMBERS;

          - In or by accounts in which you or your IMMEDIATE FAMILY MEMBERS have a beneficial interest; or

          - In or by accounts over which you or your IMMEDIATE FAMILY MEMBERS exercise investment discretion or control.(15)

          You are responsible for the transactions of IMMEDIATE FAMILY MEMBERS complying with these rules, and you must pre-clear and report their PERSONAL INVESTMENTS in accordance with this section as if they were for your own account.

          Penalties for INSIDER TRADING violations are substantial. Civil penalties may be as high as three times the profit gained or loss avoided as a result of an unlawful purchase or sale of a security. For controlling persons (such as PNC) who knowingly or recklessly fail to take appropriate measures designed to prevent the occurrence of INSIDER TRADING violations, civil penalties of up to the greater of three times the profit gained or loss avoided or $1,000,000 may be imposed. In addition, criminal fines and jail terms may be imposed.

----------
(15)If you or an IMMEDIATE FAMILY MEMBER exercises investment discretion or control over non-related customer accounts in the normal course of employment responsibilities (e.g., if you are employed as a broker or trustee), those accounts are not subject to the Special Rules Regarding PNC and BlackRock Securities set forth in Section 4.05.2 or the pre clearance and reporting requirements for Restricted Employees or Non-Employee Directors. However, transactions in such accounts may be subject to review by audit or compliance personnel.

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24                             PNC CODE OF ETHICS

          GENERAL PROHIBITION ON INSIDER TRADING

          If you are aware of INSIDE INFORMATION concerning an issuer or its securities, including but not limited to PNC, you are prohibited from buying, selling, or recommending securities of that issuer.

          In addition, you may not disclose INSIDE INFORMATION to any other person, unless:

             - That person is employed by PNC or one of its subsidiaries and has a need to know such information in connection with his or her employment or supervisory responsibilities and that information is permitted to be disclosed under the policies and procedures set forth in the INFORMATION BARRIER at your business unit;

             - That person is employed by an outside firm (such as a law, accounting, or investment banking firm) retained by PNC or one of its subsidiaries and needs to know the information in connection with the service to be provided by the firm to PNC; or

             -  Disclosure is otherwise authorized by the GENERAL COUNSEL'S
                OFFICE.

          Once the INSIDE INFORMATION is released to the public and has been widely disseminated, you may buy, sell, or recommend securities of an issuer unless otherwise restricted by the Code or by a business unit policy. Unless you are sure that information is not INSIDE INFORMATION, you should presume that it is or consult with the CORPORATE OMBUDSMAN.

          The INSIDER TRADING rules also prohibit recommendations regarding securities by you and your Immediate FAMILY MEMBERS in certain circumstances ("tipping"). A person who communicates INSIDE INFORMATION (a "TIPPER") to another person (a "TIPPEE") may also be liable for the TIPPEE'S trading as if it were the TIPPER'S own.

          SPECIAL RULES FOR PNC AND BLACKROCK SECURITIES

          In addition to the general prohibition on INSIDER TRADING described above, the following restrictions apply to transactions involving PNC or BlackRock, Inc. ("BlackRock") securities:

          EMPLOYEE          You are prohibited from purchasing or selling PNC or
          BENEFIT PLAN      BlackRock shares or phantom shares through or within
          TRANSACTIONS      a benefit plan (other than purchases or sales that
                            occur automatically pursuant to pre-existing plan elections) while you are:

                              - Aware of INSIDE INFORMATION concerning PNC or BlackRock or their securities; or

                              - You are otherwise prohibited from trading in PNC or BlackRock securities.

                              The benefit plans covered by these special rules are:

                              -  PNC DRIP;

                              -  PNC or BlackRock ESPP;

                              -  ISP;

                              -  PNC Supplemental Incentive Savings Plan;

                              -  PNC and affiliates Deferred Compensation Plan;

                              -  PNC Directors Deferred Compensation Plan; or

                              any other PNC or subsidiary plan relating to the investment of PNC or BlackRock shares (or phantom shares).

                              If you are aware of INSIDE INFORMATION concerning PNC or BlackRock or their securities, or you are otherwise prohibited from trading in PNC or BlackRock securities, you are also prohibited from:

                              - Electing to join the PNC or BlackRock ESPP, or changing the percent of your base salary that is deducted and applied to stock purchases under the ESPP;

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                               PNC CODE OF ETHICS                             25

                              - Making additional voluntary purchases of PNC shares or selling PNC shares in your PNC DRIP account;

                              - Electing to join the PNC or BLACKROCK ESPP, or changing the percent of your base salary that is deducted and applied to stock purchases under the ESPP;

                              -  Electing to join the ISP or Supplemental
                                 Incentive Savings Plan, or changing the percent of your base salary that is deducted and invested under the ISP or the Supplemental ISP if that amount would be matched by PNC or would be invested in PNC or BLACKROCK shares or phantom shares;

                              - Making or changing investment decisions with respect to future ISP or Supplemental Incentive Savings Plan contributions or Deferred Compensation Plan deferrals involving PNC or BLACKROCK shares or phantom shares;

                              - Transferring investments into or out of the PNC or BLACKROCK Common Stock Fund under the ISP;

                              - Allocating or reallocating deemed investments into or out of the phantom PNC or BLACKROCK Common Stock Fund in the Supplemental Incentive Savings Plan or the Deferred Compensation Plan; and

                              -  Funding participant loans, in-service
                                 withdrawals, or hardship withdrawals under one of the plans from the PNC or BLACKROCK Common Stock Fund.

TRANSACTIONS                If you fail to meet a margin call or otherwise
INVOLVING                   default on a loan secured by PNC or BLACKROCK
PLEDGED SECURITIES          securities, and the securities are liquidated while
                            you are aware of INSIDE INFORMATION regarding PNC or BLACKROCK or when you are otherwise prohibited from trading in PNC or BLACKROCK securities, you may be deemed to be in violation of this section of the Code.

DAY TRADING AND             You are prohibited from DAY TRADING and SHORT
SHORT SELLING               SELLING PNC and BlackRock securities.

TRANSACTIONS                You are prohibited from engaging in transactions in
IN DERIVATIVES              any derivative of PNC and BlackRock securities,
                            including but not limited to puts, calls, and options. A limited exception to this prohibition is described in "Employees Receiving PNC Securities in
                            Connection with an Acquisition" below.

                            The receipt or exercise of an option grant or other derivative security pursuant to a PNC or a PNC subsidiary compensation plan is not a violation of this section, but the sale of any securities obtained through such receipt or exercise is subject to this section.

                            For example, you can exercise a PNC employee stock option at any time if you exercise with cash or already-owned PNC shares and you hold the PNC shares you receive from the option exercise. However, you can simultaneously exercise your options and sell exercised shares to pay the exercise price (a "cashless option exercise") only at a time when you are not aware of INSIDE INFORMATION concerning PNC or its securities and you are not otherwise prohibited from trading in PNC securities.

          EMPLOYEES RECEIVING PNC SECURITIES IN CONNECTION WITH AN ACQUISITION

          There is a limited exception to the prohibition on transactions in derivative securities for employees who have received PNC securities in connection with an acquisition. This exception is not available

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26                             PNC CODE OF ETHICS

          to PNC executive officers who are subject to Section 16 of the Securities Exchange Act of 1934. You will be informed if this exception applies to you. If this exception applies:

          - You may sell or "write" covered call options, or purchase protective puts (either alone or in combination, as, for example, in establishing a collar), provided that such derivative securities relate only to the number of PNC shares you originally acquired in connection with the acquisition;

          - You may not enter into these transactions when you are aware of INSIDE INFORMATION regarding PNC or otherwise prohibited from trading in PNC securities;

          - You must remain "covered" (that is, you must not sell the underlying PNC shares with respect to which you have entered into the transaction involving derivative securities) at all times during the term of the derivative security instrument; and

          - You may not exercise any such instrument during a time when you are aware of INSIDE INFORMATION regarding PNC or when you are otherwise prohibited from trading in PNC securities. (The exercise by a counterparty to such a transaction in a derivative security would not be deemed to violate this restriction.)

          PNC TRADING PLANS

          The SEC's Rule 10b5-1 creates a limited exception to some of the special rules for PNC and BlackRock Securities. In general terms, the rule allows you to adopt a PNC TRADING PLAN to purchase or sell PNC or BLACKROCK securities. The terms of a PNC TRADING PLAN may set forth conditions for future purchases or sales of PNC or BLACKROCK securities even if such purchases or sales would occur at a time when you are aware of INSIDE INFORMATION, or at a time when you would otherwise be prohibited from trading in PNC or BLACKROCK securities.

          You may not, however, enter into or modify a PNC TRADING PLAN when you are aware of INSIDE INFORMATION or are otherwise prohibited from trading in PNC or BLACKROCK securities. You must enter into a PNC TRADING PLAN in good faith and not as part of a scheme to evade INSIDER TRADING laws and regulations. In addition, the plan must be either a:

          - SPECIFIC INSTRUCTION PLAN - this plan will automatically effect purchases and sales and must specify the amount and price of the PNC or BlackRock securities to be purchased or sold and the date(s) of purchase or sale (or the plan must provide a formula for determining such information); or

          - DELEGATED AUTHORITY PLAN - this plan delegates trading authority to another person (such as a broker, trustee or financial advisor) not affiliated with PNC or BLACKROCK, provided that the other person is not aware of INSIDE INFORMATION when he or she exercises that authority.

          The precise requirements of Rule 10b5-1 are complex, and you should consider contacting your financial advisor or attorney to discuss whether a PNC TRADING PLAN is appropriate for your specific circumstances. For more information about PNC TRADING PLANS, please contact the CORPORATE ETHICS OFFICE.

4.05.3    OWNERSHIP OF SECURITIES IN PUBLICLY HELD PNC SUBSIDIARIES

          - If you act and exercise decision-making authority on behalf of PNC with respect to the relationship or transactions between PNC and a publicly held PNC subsidiary; and

          - Your principal employment is not with that publicly held PNC subsidiary;

          then you may not acquire or hold an equity interest in that subsidiary that exceeds in value your equity interest in PNC. For purposes of this restriction, a subsidiary is defined as any entity in which PNC directly or indirectly owns at least 25% of the outstanding capital stock or other equity interest and that is subject to periodic reporting requirements under the federal securities laws.

          The value of your equity interest will be based on the fair market value of securities (including phantom stock units) owned directly or indirectly through employee benefit or deferred compensation plans,

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                               PNC CODE OF ETHICS                             27

          owned beneficially through trusts or other vehicles, or that may be acquired upon exercise of stock options, whether exercisable or not. Your equity interest includes securities owned by your IMMEDIATE FAMILY MEMBERS.

          You must monitor your compliance with this restriction. If you discover that you are no longer in compliance with this restriction, you have 90 days from the date of such discovery to re-establish compliance, unless (1) an exception is granted by the CORPORATE ETHICS OFFICE or (2) you are otherwise prohibited from trading in securities of PNC or its subsidiaries, in which case you must re-establish compliance promptly after that prohibition lapses.

4.05.4    RULES FOR EMPLOYEES OF BLACKROCK

          BLACKROCK employees are subject to other policies and procedures designed to achieve the same goals as PNC's PERSONAL INVESTMENT and INSIDER TRADING rules and you should consult the Employee Investment Transaction Policy for BLACKROCK Investment Adviser Companies and the BLACKROCK, Inc. Insider Trading Policy to understand the rules and restrictions applicable to you. If you are an employee of BlackRock and not also a RESTRICTED EMPLOYEE of PNC, you are exempt from the restrictions described in Section 4.05, except as set forth below.

          INSIDER TRADING RULES

          You and your IMMEDIATE FAMILY MEMBERS must comply with the INSIDER TRADING rules set forth in Section 4.05.2 (as those rules apply to PNC securities) when making or disposing of PNC securities.

          RESTRICTED EMPLOYEES OF PNC

          If you are an employee of BLACKROCK who is also a RESTRICTED EMPLOYEE of PNC, you must comply with the rules set forth in Appendix 1.

4.06      INHERITANCES AND FIDUCIARY(16) APPOINTMENTS

4.06.1    INHERITANCES

          Neither you nor any FAMILY MEMBER may accept an inheritance from a customer or the immediate family of a customer.

          EXCEPTION

          The above prohibition does not apply if:

          - The relationship between the customer and you or your FAMILY MEMBER was established outside of your employment or position with PNC; or

          - The customer giving you or your FAMILY MEMBER the inheritance is your relative.

4.06.2    FIDUCIARY APPOINTMENTS

          You must obtain prior written approval before you or a FAMILY MEMBER may accept a fiduciary appointment for a customer or the immediate family of a customer. YOU MUST SUBMIT THE NOTIFICATION/APPROVAL FORM TO OBTAIN THIS APPROVAL.

          APPROVAL IS NOT REQUIRED IF:

          - The relationship between the customer and you or your FAMILY MEMBER was established outside of your employment or position with PNC; or

          -  The customer is your relative.

----------
(16)Fiduciary includes: executor, administrator, personal representative, Trustee, attorney-in-fact under a power of attorney or agent under a power of attorney, guardian, custodian under any Uniform Transfer or Gifts to Minors Act.

28                             PNC CODE OF ETHICS

          NOTE: IF YOU WILL BE ACTING AS CO-FIDUCIARY WITH PNC BANK N.A., OR PNC BANK, DELAWARE, AND YOU WILL BE COMPENSATED, THE BOARD OF DIRECTORS OF THAT BANK MUST APPROVE THE APPOINTMENT. TO INITIATE A REQUEST FOR APPROVAL, YOU MUST COMPLETE THE NOTIFICATION/APPROVAL FORM. THIS REQUIREMENT APPLIES IN ALL SITUATIONS, WHETHER OR NOT THE FIDUCIARY APPOINTMENT IS PROHIBITED BY THIS SECTION.

          ADVANCE KNOWLEDGE

          If you have advance knowledge of any appointment that may violate the prohibited inheritance guidelines or fiduciary appointments guidelines, you must try to discourage the customer from making the appointment.

4.07      GIFTS TO PUBLIC OFFICIALS

          Special rules and restrictions apply when you are contemplating a gift to a federal, state, or local public official.(17) Lawful political contributions are not considered gifts, but are covered by Section
          4.08. In certain circumstances, which are discussed below, you are prohibited from giving a gift to a public official, regardless of its value. In other cases, a gift may be permissible if it is worth less than a certain dollar amount.

          There are several important points you should bear in mind as you read this section.

          - Gifts to a public official or to the spouse or family member of a public official are subject to the preclearance procedures explained below. In certain situations, you may be unaware that an individual who is a current or prospective PNC customer is a public official. For example, you may learn that the individual is a school board member while entertaining him/her as a PNC customer. In such a case, you should consult the CORPORATE OMBUDSMAN the following business day to discuss the situation.

          - The term "public official" includes anyone who represents any governmental unit or agency, regardless of whether he or she is an elected or appointed official or a government employee. This Section covers gifts to, among other public officials, United States Senators or Representatives, members of their staffs, city mayors or councilpersons, county officials, school board members, and officials and employees of executive and regulatory agencies.

          - This Section 4.07 applies whether or not you plan to pay for the gift yourself or to seek reimbursement of the expense from PNC.

          CERTAIN GIFTS TO PUBLIC OFFICIALS ARE PROHIBITED

          Gifts to public officials are prohibited if:

          - The gift is given in exchange for any official act of the public official;

          - The gift consists of money, unless you are making the gift from your own funds and YOU HAVE PRECLEARED THE GIFT BASED ON YOUR FAMILY OR PERSONAL RELATIONSHIP WITH THE PUBLIC OFFICIAL. (PNC will never reimburse you for a gift of money to a public official); or

          - The gift would create the appearance of impropriety in the mind of a reasonable and objective third party.

          PRECLEARANCE REQUIREMENTS

          The various statutes, rules and regulations which govern the offer to or acceptance by federal, state, or local public officials of gifts are complex and subject to change. As a result, UNLESS YOU ARE

----------
(17)For purposes of this section, a "gift" includes honoraria, meals, recreation, entertainment, flowers, transportation (including the use of corporate airplanes and cars), lodging, sporting or cultural event tickets, or anything else that has monetary value.

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                               PNC CODE OF ETHICS                             29

          REGISTERED AS A LOBBYIST IN CONNECTION WITH YOUR EMPLOYMENT DUTIES FOR PNC, YOU ARE REQUIRED TO PRECLEAR ANY CONTEMPLATED GIFT TO A PUBLIC OFFICIAL WITH THE CORPORATE ETHICS OFFICE. TO REQUEST PRECLEARANCE, YOU MUST COMPLETE THE NOTIFICATION/APPROVAL FORM. IF YOU GIVE A GIFT WITHOUT THE REQUIRED PRECLEARANCE, YOU ARE NEVERTHELESS REQUIRED TO PROMPTLY REPORT THE GIFT AND THE RELATED CIRCUMSTANCES BY COMPLETING THE NOTIFICATION/APPROVAL FORM.

          The preclearance requirement applies even if:

          - The public official solicits the gift (such a solicitation may itself be prohibited);

          - The public official, or a member of his or her staff, assures you that the gift is permissible;

          -  You have received preclearance for similar gifts in the past;

          - You intend to pay for the gift out of your own funds and not seek reimbursement from PNC;

          - There is a family or personal relationship between you and the public official which you believe makes the contemplated gift permissible; or

          -  The gift is of nominal or symbolic value.

          GIFTS TO FEDERAL OFFICIALS

          Gifts of over $20 in value may not be offered to officers and employees in the executive branch of the federal government, such as regulatory or other agency personnel ("executive branch official"). For example, the value of an executive branch official's meal paid for by PNC may not be greater than $20; if the value of the gift offered on any single occasion exceeds $20, the executive branch official is NOT permitted to pay the value in excess of $20 in order to accept the gift. If all of the gifts to an executive branch official are added together in any calendar year, they may not be greater than $50. ANY GIFT TO AN EXECUTIVE BRANCH OFFICIAL OR FAMILY MEMBER MUST RECEIVE ADVANCE WRITTEN APPROVAL SO THAT THE $50 LIMIT CAN BE MONITORED AND COMPLIANCE WITH THE APPLICABLE REGULATIONS CAN BE PROMOTED. Advance approval of each gift, regardless of amount, is important because gifts given by all PNC officers to one executive branch official in the same calendar year will be aggregated for purposes of the $50 annual limit. TO REQUEST THIS APPROVAL, YOU MUST COMPLETE THE NOTIFICATION/APPROVAL FORM.

          Members of Congress and Congressional staff are also subject to restrictions on the gifts they may accept. ANY GIFT TO A MEMBER OF CONGRESS OR TO CONGRESSIONAL STAFF MEMBERS, OR MEMBERS OF THEIR FAMILIES, MUST RECEIVE ADVANCE WRITTEN APPROVAL. TO REQUEST THIS APPROVAL, YOU MUST COMPLETE THE NOTIFICATION/APPROVAL FORM.

          GIFTS TO STATE AND LOCAL OFFICIALS

          The rules governing gifts to state and local officials are complex and vary from state to state and location to location. IF YOU ARE CONTEMPLATING A GIFT TO ONE OF THESE OFFICIALS, YOU MUST CONTACT THE CORPORATE OMBUDSMAN FOR GUIDANCE ON WHETHER THE GIFT IS PERMISSIBLE.

4.08      POLITICAL CONTRIBUTIONS

          Unless you are in the municipal securities or municipal finance business and subject to Rule G-37 of the Municipal Securities Rulemaking Board ("MSRB"):(18)

          - You may use your own funds to make lawful contributions to political parties, candidates, or political action committees;

----------
(18)Certain employees associated with municipal securities or municipal finance business are subject to additional rules as a result of MSRB Rule G-37 and the related PNC policies. Please contact your Compliance representative for additional information or a copy of this rules and PNC's related policies

30                             PNC CODE OF ETHICS

          - You may participate in volunteer political activities during non-working time and away from PNC premises, as long as you comply with the applicable campaign finance laws and do not use any PNC resources in connection with your activities.(19)

          PROHIBITIONS

          PNC will never reimburse you for making a contribution to political candidates or office holders. Additional prohibitions apply to foreign nationals who are not U.S. citizens. IF YOU ARE A FOREIGN NATIONAL, YOU SHOULD NOT MAKE ANY POLITICAL CONTRIBUTIONS WITHOUT FIRST CHECKING WITH THE GENERAL COUNSEL'S OFFICE. (Note: These additional prohibitions do not apply to U.S. citizens living outside the United States.)

4.09      SALES/PURCHASES OF  PROPERTY OR SERVICES TO/FROM PNC EMPLOYEES

          You may purchase from PNC only those properties or services that are widely available to the general public, all employees, all employees within a particular business or all employees within a particular market on comparable terms.

          You may not sell, rent or lease any property or services to PNC unless the services or property are widely available to the general public and are being offered to PNC on market terms at least as favorable as would be offered to an unaffiliated third party.

4.10      SALES/PURCHASES OF PROPERTY OR SERVICES TO/FROM NON-EMPLOYEE DIRECTORS

          Unless permitted by applicable law or precleared by a majority of disinterested members of the PNCBoard of Directors after the material facts are disclosed or made known to the Board of Directors, a NON-EMPLOYEE DIRECTOR and any enterprise of which he or she is an officer or director may not:

          - Purchase property or services from PNC unless such property or services are offered in the regular course of PNC's business, and are purchased from PNC on terms comparable to those available to other similarly situated customers of PNC; or

          - Sell any property or services to PNC unless such property or services are sold in the regular course of the director's or the enterprise's business, and are sold to PNC on terms comparable to those available to other similarly situated customers of the director or the enterprise.

          This Section does not apply to transactions that are related to compensation or benefits arrangements approved for Non-Employee Directors.

5.00      RULES FOR DEALING WITH COMPETITORS

          PNC EXPECTS YOU TO ENGAGE IN VIGOROUS, BUT FAIR COMPETITION.

5.01      COMPETITION WITH FORMER EMPLOYERS, BUSINESS PARTNERS OR OTHERS

          You must never direct or encourage any applicant or new employee to violate any contractual or legal obligations to a former employer, business partner or other person or entity, such as a responsibility to protect confidential business information, technical information or trade secrets.

          YOU ARE REQUIRED TO SUBMIT A NOTIFICATION/APPROVAL FORM TO THE CORPORATE ETHICS OFFICE IF YOU HAVE ANY OBLIGATIONS THAT MAY INTERFERE WITH YOUR JOB DUTIES AT PNC. These obligations may include an agreement with a former employer, business partner or other person or entity that states:

----------
(19)PNC may make its facilities available to an affiliated political action committee ("PAC") for PAC-related functions, including speeches by political candidates. In addition, PNC may absorb administrative or other permissible expenses incurred by an affiliated PAC, to the extent permitted by applicable law.

                               PNC CODE OF ETHICS                             31

          - You may not compete with them for a certain time, in a specific location or ask their customers to do business with PNC;

          - You may not ask their employees if they are interested in working for PNC;

          - You may not take their work-related items to use at another business or place of employment;

          - You may be limited in your use of trade secrets, business information, materials, training or techniques that you learned there; or

          - You may have to notify them of any new employment or business venture.

5.02      ANTITRUST

          The antitrust laws, which contain criminal and civil penalties, prohibit unfair methods of competition and agreements that restrain the way companies compete. The antitrust laws are most often enforced against agreements between separate businesses (for example, agreements between PNC and other companies) that limit competition. These agreements need not be in writing to raise a concern.

          As a general matter, all PNC strategies and other decisions should be made independently, without consultation with PNC's competitors. You may not enter into any of the following three types of arrangements or agreements:

          - PRICE-FIXING AGREEMENTS are agreements with competitors about the prices, terms, or conditions to be charged clients. To avoid even an allegation of price fixing, you should not discuss our prices, terms or conditions with a competitor, except as noted below.

             Note: Where we are openly working jointly with our competitors to provide a loan or other product or service to a client (for example, loan syndications), agreements with such competitors on the price to be charged to the client generally do not constitute price fixing. You should only enter into such agreements if we have legitimate business reasons for working jointly with our competitors rather than providing the product or service on our own (for example, in loan syndications, because of undue credit risk to PNC).

          - GROUP BOYCOTT AGREEMENTS are agreements among two or more companies to "boycott" or otherwise not do business with another company.

          - MARKET, CLIENT, TERRITORY OR LOCATION ALLOCATION AGREEMENTS AMONG COMPETITORS are agreements with competitors not to compete in a particular line of business or product, not to "poach" competitors' clients, or not to compete in a particular geographic area.

          BECAUSE THE FOLLOWING ACTIVITIES MAY RAISE ANTITRUST CONCERNS UNDER CERTAIN CIRCUMSTANCES, YOU SHOULD CONSULT WITH THE GENERAL COUNSEL'S OFFICE BEFORE ENTERING INTO ANY OF THEM:

          - TYING ARRANGEMENTS arise when a seller has a product or service buyers need, and requires buyers of that product or service to purchase a second product or service from the seller. PNC Bank has adopted a Policy Statement on Product Tying Restrictions that you can obtain from your Compliance Department representative.

             Note: Most TYING ARRANGEMENTS that are long established in banking (such as compensating balances) that facilitate reasonable arrangements intended to ensure the soundness of credit do not pose a problem under either the banking or antitrust laws.

          - PREDATORY PRICING is pricing below cost for the purpose of driving all competitors out of the market-place to reap the benefits of higher prices after the competitors are gone.

          - EXCLUSIVE DEALING involves agreements to do business with one vendor or customer that preclude PNC from doing business with others, or that preclude PNC's customers from doing business with other vendors. YOU SHOULD CONSULT WITH THE GENERAL COUNSEL'S OFFICE IF PNC'S PURCHASES OR SALES ACCOUNT FOR A SUBSTANTIAL PORTION OF THE MARKET FOR THE PRODUCT OR SERVICE BEING PURCHASED OR SOLD.

          - RECIPROCITY involves a company conditioning the purchase of products or services from vendors on those vendors' purchases of services from the company.

32                             PNC CODE OF ETHICS

          OTHER INSTANCES IN WHICH YOU SHOULD CONSULT WITH THE GENERAL COUNSEL'S OFFICE

          - BEFORE A PNC UNIT THAT YOU MANAGE MERGES WITH OR ACQUIRES ANOTHER COMPANY (INCLUDING ACQUIRING A DIVISION OF ANOTHER COMPANY OR SUBSTANTIAL ASSETS OF ANOTHER COMPANY OUTSIDE OF THE ORDINARY COURSE OF BUSINESS); OR

          - IF YOU BELIEVE THAT ANY ACTIVITY THAT MAY BE UNDERTAKEN BY PNC COULD BE VIEWED AS RESTRAINING FAIR OR OPEN COMPETITION, OR IF YOU HAVE ANY QUESTIONS ABOUT WHETHER ANY SUCH ACTIVITIES MAY FALL WITHIN ANY OF THE CATEGORIES OF CONDUCT DESCRIBED ABOVE.

5.03      ETHICAL BUSINESS PRACTICE

          PNC expects its employees to observe high standards of business ethics. You must not engage in any intentional unfair dealing practice. If you have any questions about a particular transaction, you should consult your manager or supervisor, your HR/ER representative or the CORPORATE OMBUDSMAN at 412-768-8507.

6.00      RULES GOVERNING COMPLIANCE WITH THE LAW

          YOU ARE EXPECTED TO COMPLY WITH THE LAW.

6.01      THE CODE AND THE LAW

          PNC expects you to comply with the law. For your convenience, a brief description of some of the laws that apply to you because of your association with PNC is provided in Exhibit #1. PNC operates in a highly regulated environment and our relationship with our regulators should reflect PNC's values of integrity and respect. You are expected to treat our regulators with courtesy and respond promptly to their requests, as directed by your supervisor.

6.02      ILLEGAL OR CRIMINAL ACTIVITIES

          PNC must notify law enforcement agencies under certain circumstances when criminal acts involving PNC have occurred or are suspected. You are required to report a disappearance or loss or an unexplained shortage involving other employees. If you know or suspect a criminal, dishonest, or fraudulent act that may affect PNC, its employees, officers, or customers, you should immediately use any of the reporting procedures listed in Section VIII of the Code.

          Note: Please refer to the discussion of the Bank Secrecy Act in
          Exhibit 1 for information regarding suspected criminal, dishonest or fraudulent acts involving non-employees.

                                                                        09-09-02

                               PNC CODE OF ETHICS                             33

                            V. ADMINISTERING THE CODE

The CORPORATE OMBUDSMAN in the CORPORATE ETHICS OFFICE is responsible for administering the Code and reporting periodically to PNC's Board of Directors or the appropriate Board committee. PNC has established an Ethics Policy Committee, chaired by the CHIEF REGULATORY OFFICER, to resolve policy issues relating to the Code, oversee resolution of major ethical issues, and receive and review reports relating to the Code's administration.

                                 VI. EXCEPTIONS

Exceptions to the Code and certain approvals must be made by either the CORPORATE OMBUDSMAN or the Ethics Policy Committee. Exceptions to or waivers of provisions of the Code requested by a member of PNC's senior management are also subject to ratification and approval by the Audit Committee of PNC's Board of Directors and will be publicly disclosed as required by law. If you would like to ask for an exception, or if you have a question about any part of the Code, you should first discuss the matter with your supervisor, who will process your request, or you may contact the CORPORATE OMBUDSMAN. The CORPORATE OMBUDSMAN has the sole discretion to determine if he/she will present requests for exceptions or approvals to the Ethics Policy Committee.

                    VII. REQUIRED NOTIFICATIONS AND APPROVALS

YOU SHOULD BECOME FAMILIAR WITH THE FOLLOWING SITUATIONS THAT REQUIRE YOU TO PROVIDE NOTIFICATION OR OBTAIN PRIOR APPROVAL. THROUGHOUT THE CODE, ALL ITEMS REQUIRING NOTIFICATION OR APPROVAL HAVE BEEN ITALICIZED AND BOLDED FOR YOUR CONVENIENCE.

    - Personal or Financial Interests in Customers and Vendors..................Section 1.04
    - Corporate Property and Inventions.........................................Section 3.03
    - Conflicts of Interest.....................................................Section 4.00
    - Use of Position or Authority..............................................Section 4.01
    - Gifts and Entertainment...................................................Section 4.03
    - Outside Activities........................................................Section 4.04
    - Other Employment..........................................................Section 4.04.1
    - Outside Officer or Directorships..........................................Section 4.04.2
    - Holding Political/Public Office Positions.................................Section 4.04.3
    - Serving as an Expert Witness..............................................Section 4.04.4
    - Personal Investments and Insider Trading..................................Section 4.05 and 4.05.1
    - Inheritances and Fiduciary Appointments...................................Section 4.06
    - Gifts to Public Officials.................................................Section 4.07
    - Political Contributions...................................................Section 4.08
    - Competition with Former Employers, Business Partners or Others............Section 5.01
    - Antitrust.................................................................Section 5.02

You can provide notification or obtain approval through submission of the Notification/Approval Form shown in Section XI, Exhibit #2. This form is available via Lotus Notes, PNC's Intraweb at http://www.intraweb.pnc.com, from your HR/ER Representative, or the CORPORATE ETHICS OFFICE.

IF YOU RECEIVE REQUESTS FROM REGULATORS FOR INFORMATION YOU SHOULD NOTIFY YOUR SUPERVISOR IMMEDIATELY. ANY MATERIAL REGULATORY REQUESTS OR CRITICISMS MUST BE BROUGHT TO THE DIRECT ATTENTION OF PNC'S CHIEF REGULATORY OFFICER. SEE EXHIBIT 4, KEY CONTACTS REFERENCE GUIDE.

34                             PNC CODE OF ETHICS

If you have any questions about how to provide notification or obtain approval, you should talk to your supervisor or your HR/ER representative, or the CORPORATE OMBUDSMAN. Directors should contact the General Counsel's office regarding notifications or approvals, questions or any other matters under the Code. Agents can contact any of the KEY CONTACTS listed in Exhibit 4.

            VIII. REPORTING KNOWN OR SUSPECTED VIOLATIONS OF THE CODE

You are encouraged to, and reminded of your obligation to, report any known or suspected violations of the Code. A problem cannot be resolved unless it has first been identified. Reports of any possible violations of the Code, including dishonest or fraudulent acts should be made immediately to any of the following people with whom you are most comfortable:

     -  Your supervisor; or

     -  Your HR/ER representative; or

     -  The CORPORATE OMBUDSMAN at 412-768-8507; or

     -  ETHICS HOTLINE at 1-866-785-9753.

YOU HAVE BEEN PROVIDED WITH SEVERAL ALTERNATIVES TO WHOM YOU CAN REPORT A POSSIBLE VIOLATION SO THAT YOU CAN CHOOSE A PERSON WITH WHOM YOU FEEL COMFORTABLE. YOU MAY ALSO MAKE AN ANONYMOUS REPORT IF YOU WISH BY CALLING THE ETHICS HOTLINE AT 1-866-785-9753. THE ETHICS HOTLINE IS AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

WHEN YOU REPORT A POSSIBLE VIOLATION, YOU WILL BE PROTECTED FROM ANY EMPLOYMENT DISCRIMINATION, RETALIATION, OR RETRIBUTION FOR GOOD FAITH REPORTING.

                        IX. QUESTIONS REGARDING THE CODE

If you have any questions or concerns regarding matters covered by the Code you should contact:

     -  Your Supervisor; or

     -  Your HR/ER Representative; or

     -  CORPORATE OMBUDSMAN at 412-768-8507.

                                 X. DEFINITIONS

BLACKROCK. BlackRock, Inc.

CONFIDENTIAL INFORMATION. See Section 3.01 of the PNC Code of Ethics.

CONTROLLED AFFILIATE. Any entity listed on PNC's organizational chart produced by the General Counsel's office each quarter.

CORPORATE ETHICS OFFICE. See KEY CONTACTS REFERENCE GUIDE for phone number.

CORPORATE OMBUDSMAN. The Corporate Ombudsman is a person who can answer any questions you may have regarding the Code. The ombudsman can help you deal with issues such as violations of our Code of Ethics, Statement of Principles, or other behavior that is inconsistent with PNC's values and ethical standards. See KEY CONTACTS REFERENCE GUIDE for phone number.

CORPORATE SECRETARY. See KEY CONTACTS REFERENCE GUIDE for phone number.

DAY TRADING. Buying and selling the same securities during one calendar day.

DESIGNATED UNIT. A designated business unit of PNC, which is generally a lending unit.

                               PNC CODE OF ETHICS                             35

DRIP. Dividend Reinvestment Plan.

ELECTRONIC MEDIA. ELECTRONIC MEDIA includes but is not limited to voicemail messaging ("Voicemail"), electronic mail systems ("E-mail"), the Internet, the PNC Intranet, and electronic devices such as the telephone system, cellular phones, pagers and facsimile machines.

ESPP. Employee Stock Purchase Plan.

ETHICS HOTLINE. A toll-free telephone number available to all employees on a 24 x 7 basis Caller ID technology is not used on this line.

EXCLUSIVE DEALING. Involves agreements to do business with one vendor or customer that preclude PNC from doing business with other vendors or customers.

FAMILY MEMBERS. Includes your spouse or domestic partner, children, parents, brothers, and sisters plus any other relative (through blood, marriage, or adoption) living in your household.

FULLY DISCRETIONARY ACCOUNT. An account that has been cleared by the CORPORATE ETHICS OFFICE and over which neither you nor any of your IMMEDIATE FAMILY MEMBERS exercises investment discretion, suggests or receives prior notice of transactions or otherwise has any direct or indirect influence or control.

GENERAL COUNSEL'S OFFICE. See KEY CONTACTS REFERENCE GUIDE for phone number.

GROUP BOYCOTT AGREEMENTS. Agreements among two or more companies to "boycott" or otherwise not do business with another company.

IMMEDIATE FAMILY MEMBER. IMMEDIATE FAMILY MEMBERS consist of your spouse or domestic partner, any minor children, any older children living in your household or who rely primarily on you for financial support, and any other relatives (by blood, marriage, or otherwise) living in your household.

INFORMATION BARRIERS. One business unit may have INSIDE INFORMATION about an issuer while another business unit that does not have such information may wish to buy or sell that issuer's securities or recommend a purchase or sale of such securities. Information Barriers are policies and procedures designed to separate business units that are likely to receive INSIDE INFORMATION from business units that purchase, sell, or recommend the purchase or sale of securities. Information Barrier policies and procedures will be implemented for each applicable business unit.

INSIDE INFORMATION. MATERIAL, NON-PUBLIC INFORMATION concerning an issuer or its securities. It is impossible to provide a complete list of INSIDE INFORMATION, but INSIDE INFORMATION may include:

     -  Unpublished financial reports or projections;

     - Information about current, proposed, or contemplated transactions, business plans, financial restructurings, or acquisition targets;

     -  Dividend increases or decreases;

     -  Extraordinary borrowings or liquidity problems;

     - Material defaults under agreements or actions by creditors, clients, or vendors relating to a company's credit standing;

     - Proposed or contemplated issuance, redemption, or repurchase of securities or stock splits;

     - Significant expansions or contractions of operations, including acquisitions, mergers, divestitures, and joint ventures, and purchases or sales of substantial assets;

     -  Major new product developments;

     - Significant increases or decreases in business or information about major contracts;

     - Institution of, or developments in, major litigation, investigations, or regulatory actions or proceedings; and

     -  Developments regarding a company's senior management.

36                             PNC CODE OF ETHICS

INSIDER TRADING. Generally, the purchase or sale of securities while aware of INSIDE INFORMATION.

ISP. The PNC Incentive Savings Plan.

KEY CONTACTS REFERENCE GUIDE. Individuals with assigned responsibility to assist you with Code of Ethics matters. See Exhibit 4 for their telephone numbers.

MARKET, CUSTOMER, TERRITORY OR LOCATION ALLOCATION AGREEMENTS AMONG COMPETITORS. Agreements with competitors not to compete in a particular business or product, not to "poach" competitors' customers, or not to compete in a particular geographic area.

MATERIAL INFORMATION. Information relating to an issuer of securities, such as information about its business operations or securities, the public dissemination of which would likely affect the market price of any of its securities, or which would likely be considered important by a reasonable investor in determining whether to buy, sell, or hold such securities.

NON-EMPLOYEE DIRECTOR. Members of the Boards of Directors of PNC, PNC Bank, National Association, and PNC Bank, Delaware who are not RESTRICTED EMPLOYEES. NON-EMPLOYEE DIRECTORS do not include advisory directors.

NON-PUBLIC INFORMATION. Information that has not been disclosed to the public is generally non-public. To show that information is public, there must be evidence that it is widely disseminated. Information would generally be considered widely disseminated if it has been disclosed, for example, on the Dow Jones broad tape, news wire services such as AP or Reuters, radio or television; or in newspapers or magazines, or public disclosure documents filed with the Securities and Exchange Commission, such as prospectuses, proxy statements, and periodic reports.

OTHER EMPLOYMENT. With the exception of outside director or officer positions (discussed in Section 4.04.2 of the Code) and outside political positions (discussed in Section 4.04.3 of the Code), "OTHER EMPLOYMENT" is defined as any position outside of PNC including self-employment.

PERSONAL INVESTMENT. Any purchase or sale of publicly or non-publicly traded securities, which include without limitation: common and preferred stock, partnership interests, limited partnership interests and other debt and equity interests such as notes, bonds or other evidence of indebtedness, warrants, options, futures and other derivative instruments. Personal Investments do NOT include:

     - Transactions involving open-end mutual funds (such as money market funds or exchange traded funds), closed-end mutual funds other than those managed or advised by BLACKROCK, unit investment trusts, and federal, state, or local government agency bonds or other obligations;

     - Reinvestment of dividends pursuant to another issuer's dividend reinvestment plan (a.k.a. "DRIP" plans) but the requirements do apply to additional voluntary purchases or sales effected through such a plan;

     - Involuntary acquisitions or dispositions of securities as the result of a stock dividend, stock split, reverse stock split, merger, consolidation, spin-off or other similar corporate distribution or reorganization; or

     - Other situations where the CORPORATE ETHICS OFFICE determines that the investment should not be included.

PNC TRADING PLAN. A written plan entered into in accordance with the provisions of Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, that governs the purchase or sale of PNC or BLACKROCK securities.

PREDATORY PRICING. Arises when a company sells a product at an unfairly low price for the purpose of driving competitors out of the marketplace in order to reap the benefits of being able to set higher prices after competition has been reduced.

PRE-TRIAL DIVERSION PROGRAM. An arrangement with a prosecutor, court, administrative agency, or similar type of entity, whereby the person accused of a crime avoids a trial or the need to enter a plea by agreeing, for example, to perform community service, undergo psychiatric counseling or treatment, attend educational classes, make restitution, and/or avoid further criminal conduct for some period of time. The program may involve a promise to suspend or eventually dismiss the case and/or to expunge the record.

                               PNC CODE OF ETHICS                             37

PRICE-FIXING AGREEMENTS. PRICE-FIXING AGREEMENTS are agreements with competitors about the prices, terms, or conditions to be charged customers.

PRIVACY DIRECTOR. See KEY CONTACTS REFERENCE GUIDE for phone number.

RECIPROCITY. Involves a company conditioning the purchase of products or services from vendors on those vendors' purchases of services from the company.

RESTRICTED EMPLOYEE. Certain designated employees of PNC, including members of PNC's senior officer committee (the Marketing Committee, as of the effective date of this Policy), executive officers who are subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended, designated employees of Mergers and Acquisitions, and other employees designated by the CORPORATE ETHICS OFFICE.

SHORT SELLING. Selling securities you do not currently own, or selling securities you currently own, but not closing out your position in those securities ("selling short against the box").

TIPPEE. A person who receives information from the another person (the
"tipper").

TIPPER. A person who communicates inside information to another person (the "tippee").

TYING ARRANGEMENTS. Arise when a seller has a product or service buyers need, and requires buyers of that product or service to purchase a second product or service from the seller. The Bank Holding Company Act, as well as the antitrust laws, prohibits certain ties. PNC has an online Anti-Tying training module available to all employees as well as a manual on Product Tying Restrictions that you can obtain from your Compliance Department representative.

NOTE: WHILE NOT ALL TIES ARE PROHIBITED, AND WHILE "CROSS-SELLING" DOES NOT VIOLATE THE TYING PROHIBITIONS, YOU MUST BE VERY CAREFUL THAT A CROSS-SELLING ARRANGEMENT DOES NOT RESULT IN AN IMPERMISSIBLE TYING ARRANGEMENT. IF YOU HAVE ANY QUESTION, CONSULT THE GENERAL COUNSEL'S OFFICE. Most Tying Arrangements that are long established in banking (such as requiring compensating balances in connection with a loan) that facilitate reasonable arrangements intended to assure the soundness of credit do not pose a problem under either the banking or antitrust laws.

38                             PNC CODE OF ETHICS

                           XI. EXHIBITS AND APPENDICES

                 EXHIBIT 1. OVERVIEW OF LAWS REFERENCED IN CODE

BANK BRIBERY STATUTE

The Federal Bank Bribery Statue makes it a crime for any director, officer or employee of an FDIC insured bank to make or grant any loan or gratuity to a public bank examiner; and for any director, officer, employee agent or attorney of a financial institution to solicit, demand, accept or agree to accept anything of value in exchange for being influenced or rewarded in connection with any business transactions related to that financial institution.

Penalties for violations of the Bank Bribery Act can be severe, including a maximum fine of $1,000,000 or up to 30 years in prison.

BANK SECRECY/MONEY LAUNDERING CONTROL ACT

It is the policy of PNC to engage in business practices which comply with the Bank Secrecy Act (BSA) and related anti-money laundering laws. You are responsible for knowing and following PNC's BSA procedures including:

     1. "Know Your Customer" account opening procedures employed by your business unit;

     2. Reporting of unexplained, unusual, or suspicious transactions that are not consistent with expected activities of a customer;

     3. Participating in training programs that are provided for your business unit in BSA and anti-money laundering compliance;

     4. Procedures for reporting cash transactions of more than $10,000 on Currency Transaction reports (CTRs), and other recordkeeping laws that impact your business unit;

     5. Procedures for reporting activity which is designed to avoid the filing of CTRs (such as changing a cash transaction to below the reporting amount, or engaging in multiple cash transactions to avoid reporting) or other recordkeeping laws; and

     6. Conducting your personal finances under Section 2.04.1 in a manner that complies with all BSA and related anti-money laundering laws.

Your business unit's Compliance Representative, or the Corporate BSA Compliance Officer identified in EXHIBIT 4, KEY CONTACTS AND REFERENCE GUIDE should be contacted regarding any BSA or money laundering questions or concerns.

FAIR LENDING

It is the policy of PNC to conduct its business in accordance with the fair lending laws. The fair lending laws prohibit discrimination in any aspect of a consumer, commercial or real estate credit transaction based on any of the following factors: race, color, religion, gender, national origin, martial status, age, receipt of public assistance, handicap, familial status, or exercise in good faith or rights granted by the Consumer Credit Protection Act. It is your responsibility to treat all clients fairly.

FOREIGN CORRUPT PRACTICES ACT

The Foreign Corrupt Practices Act (FCPA) strictly regulates the business dealings of U.S. persons and entities with "foreign officials." Under the FCPA, "foreign officials" include foreign government officials, foreign political party or party officials, candidates for foreign political office, and officials of public international organizations. The statute's principal aim is to prevent bribes by U.S. persons or entities of any such officials. Under the law:

                               PNC CODE OF ETHICS                             39

     - You may neither take nor assist in any action in furtherance of an offer, payment, promise of payment or authorization thereof to any "foreign official" as a means to either (i) induce that person to take any unlawful action or (ii) influence official decisions in order to obtain, retain or direct business to any person;

     - You may not use any intermediary to influence the acts or decisions of any foreign official or foreign government in the manner described above; thus, you may not make any offer, payment, promise or gift to any person while knowing that such offer, payment, promise or gift will be used to effectuate such influence;

     - You must keep complete and accurate records of all business transactions, including detailed accountings of all payments to foreign agents and the purposes of such payments.

Violations of the FCPA may result in both criminal and civil penalties, which could apply both to you individually and to PNC.

INSIDER LENDING/REG O

Federal Reserve Board Regulation O prohibits a PNC Bank from extending credit on preferential terms to:

     - Any of PNC's or any PNC Bank's directors or designated Regulation O executive officers; or

     -  Any related interest of these individuals.

PNC has adopted a Regulation O Policy to implement the provisions of the regulation in all PNC markets. You should contact your Compliance Department representative to obtain a copy of the policy if applicable to your business unit or department.

INTEREST ON DEPOSITS OF DIRECTORS, OFFICERS, ATTORNEYS, AND EMPLOYEES

PNC Bank is not permitted to pay any director, officer, attorney, or employee a greater rate of interest on the deposits of such director, officer, attorney or employee than that paid to other depositors on similar PNC Bank deposits.

LOBBYING

Specific federal and state laws apply to lobbying activities undertaken on behalf of PNC. You may obtain a summary of selected lobbying laws and a copy of PNC's Lobbying Policy from the CORPORATE ETHICS OFFICE.

40                             PNC CODE OF ETHICS

                                     SAMPLE

                                   EXHIBIT 2.

[LOGO]    PNC CODE OF ETHICS                                       Date:
          RE: Notification / Approval form for

After you complete Section I, your form will automatically be sent to your supervisor who will complete Section II. It will then be sent to the Human Resource representative to complete Section III and then the Corporate Ethics Office to Complete Section IV.

Section I. To Be Completed by Originating Employee

Submitted by:    Social Security No:        Phone Number:    Position/Job Title:

Business Area:   Business/Functional Area:  Market:          Mail Stop:

I am providing notification to or requesting approval from my supervisor, _ HR representative and the Corporate Ethics Office regarding the following:

Please Describe Completely:

                                Employee Signoff

Section II. To Be Completed by Employee's Supervisor
-

Supervisor's Comments: (Please comment on [ILLEGIBLE])

/ / Approved  / / Denied                   Employee is

                               Supervisor Signoff

Phone Number:                               Mail Stop:
Manager's Manager:

Section III. To Be Completed by HR Representative

/ / Approved  / / Denied

                                   HR Signoff

Section IV. To Be Completed by Corporate Ethics Office

/ / Approved  / / Denied

                                 Ethics Signoff

Corporate Ethics Office:
Phone Number: 412-768-7622
Mail Stop: P1-POPP-22-2

This form is available via Lotus Notes, PNC's Intraweb at http://www.intraweb.pnc.com, from you HR/ER Representative, or the Corporate Ethics Office.

                               PNC CODE OF ETHICS                             41

                                     SAMPLE

                                   EXHIBIT 3.

[LOGO]    PNC CODE OF ETHICS                                       Date:
          RE: Form for Approval to Serve at the Request of PNC:

Section I. To Be Completed by Employee:

Employee Info  Organization Info  Delaware Holding

Employee Name:    Phone Number:     Business Area:     Business Functional Area:


In addition to your manager who will automatically be copied, the following individuals must also review your request. Please select the appropriate name from each of the three drop lists below:

Regional President:            Business CEO Director of Staff      HR Manager:
                               Function:


Is the outside organization (1) a bank, thrift or other           / / Yes / / No
depository organization, (2) an organization that has a depository organization anywhere within [ILLEGIBLE] of [ILLEGIBLE], or (3) otherwise a competitor of PNC?"

Is the outside organization a public company?"                    / / Yes / / No

Does PNC or do its subsidiaries own (or [ILLEGIBLE],              / / Yes / / No
[ILLEGIBLE]) interest in the outside organization?

Would Employee's service to this outside organization             / / Yes / / No
[ILLEGIBLE] any potential conflicts of interest (actual or perceived)?"

Does the proposed position provide [ILLEGIBLE]?"                  / / Yes / / No
(if "Yes", provided [ILLEGIBLE] e.g., [ILLEGIBLE] in box below)

If you answered "Yes [ILLEGIBLE] questions, please describe here:

* You must contact the Corporate Ethics Office if, at any time in the future, any of these answers change.

I have received, read, understand and will comply with the PNC Code of Ethics and the PNC. Policy for Employees Holding Director and Officer Positions in Outside Profit and Non-Profit Organizations.

                                 Employee Submit


Section II. Business Staff Function Sign-Offs. Note: Upon sign-off by the Business/Staff Function, your form will automatically be sent to the Corporate Ethics Office which will present the request to the CEO or Vice Chairman of PNC for approval:

- BUSINESS/STAFF FUNCTION SIGN-OFFS

Click for Manager Signoff:         Employee's Manager:
RECOMMEND         DENIED

Click for Regional Pres Signoff:   Employee's Regional President:
RECOMMEND         DENIED

Click for CEO/Director Signoff:    Employee's Business CEO/Functional Director:
RECOMMEND         DENIED

Click for HR Manager Signoff:      Employee's HR Manager:
RECOMMEND         DENIED


This form is available via Lotus Notes, PNC's intraweb at http//www.intraweb.pnc.com or from your HR/ER Representative or the Corporate Ethics Office.

42                             PNC CODE OF ETHICS

EXHIBIT 4.  KEY CONTACTS REFERENCE GUIDE

   PNC ETHICS HOTLINE to report alleged violations of the code 1-866-785-9753

               CORPORATE ETHICS OFFICE: As Referenced in the Code

CONTACT                        NAME                       PHONE                FAX                 MAILSTOP
Corporate Ombudsman            Michelle O. Manning        (412) 768-8507       (412) 705-0829      P1-POPP-22-2
Corporate Ethics Office        Mary Linn Fitzpatrick      (412) 768-7622       (412) 705-0829      P1-POPP-22-2
For Preclearance Issues        Mark Joseph                (412) 762-0147       (412) 705-0829      P1-POPP-22-2

                    HUMAN RESOURCES/EMPLOYEE RELATIONS REPRESENTATIVES
                      EMPLOYEES: As Referenced in the Code

CONTACT                        NAME                       PHONE                FAX                 MAILSTOP
BlackRock                      Lyn Rosensweig             (212) 409-3157       (212) 409-3123      XX-R040-08-1
Corporate Bank/
Treasury Management            Jim Popp                   (412) 768-2378       (412) 762-3985      P2-PTPP-02-1
Real Estate Finance/
Business Credit                Jim Popp                   (412) 768-2378       (412) 762-3985      P2-PTPP-02-1
Employees in Other Areas       Linda Williamson           (412) 762-5413       (412) 762-2256      P2-PTPP-02-1
Regional Community Bank        Theresa Kiwior             (570) 961-6174       (570) 961-6340      N1-NADM-04-A
PNC Advisors                   Jean Olenak                (412) 762-2113       (412) 762-2256      P2-PTPP-02-1
TPS                            Joanna Robinson            (412) 768-3600       (412) 705-0118      P6-PUSX-41-5
Staff Services                 Marilyn Crump              (412) 762-2193       (412) 768-4275      P1-POPP-28-5
Hilliard Lyons                 Marilyn Underwood-Riley    (502) 588-8416       (502) 588-1100      K9-HLYN-01-1
PFPC                           Rachel Emrich              (302) 791-1251       (302) 791-2855      W3-FBEL-02-1

             SECURITY SERVICES DEPARTMENT: As Referenced in the Code

CONTACT                        NAME                       PHONE                FAX                 MAILSTOP
Director of Corporate
Security Services              John P. Eriksen            (412) 762-7761       (412) 762-0726      P2-PTPP-06-1

                GENERAL COUNSEL OFFICE: As Referenced in the Code

CONTACT                        NAME                       PHONE                FAX                 MAILSTOP
General Counsel                Helen P. Pudlin            (412) 762-7987       (412) 768-2875      P1-POPP-30-1
                                                          (215) 585-5174       (215) 585-8564      F5-F012-02-7

              CORPORATE SECRETARY OFFICE: As Referenced in the Code

CONTACT                        NAME                       PHONE                FAX                     MAILSTOP
Corporate Secretary            Thomas R. Moore            (412) 762-1901       (412) 705-2194      P1-POPP-21-1

                   PRIVACY DIRECTOR: As Referenced in the Code

CONTACT                        NAME                       PHONE                FAX                 MAILSTOP
Director of Privacy            Ken Robinson               (412) 762-3214       (412) 762-0726      P2-PTPP-06-1

               CHIEF REGULATORY OFFICER: As Referenced in the Code

CONTACT                        NAME                       PHONE                FAX                 MAILSTOP
Chief Regulatory Officer       John J. Wixted             (412) 762-0196       (412) 762-4507      P1-POPP-30-1

           BANK SECRECY COMPLIANCE OFFICER: As Referenced in the Code

CONTACT                        NAME                       PHONE                FAX                 MAILSTOP
Bank Secrecy Act Officer       Michael Kelsey             (302) 429-1775       (302) 429-1536      W1-W300-06-1

                               PNC CODE OF ETHICS                             43

               PERSONAL INVESTMENT RULES FOR RESTRICTED EMPLOYEES

                                   APPENDIX 1

PRECLEARANCE OF PERSONAL INVESTMENTS

If you are a RESTRICTED EMPLOYEE of PNC, you will be notified in writing.

YOU MUST USE THE PERSONAL INVESTMENTS PRECLEARANCE SYSTEM ("PIPS") TO PRECLEAR ALL PERSONAL INVESTMENTS, FOR OR BY YOU AND YOUR IMMEDIATE FAMILY MEMBERS EXCEPT FOR SECURITIES ISSUED BY PNC OR BLACKROCK, OR CLOSED-END MUTUAL FUNDS MANAGED OR ADVISED BY BLACKROCK. For PNC or BlackRock securities, please see "Blackout Periods for PNC and BlackRock Securities" and "Preclearance and Reporting Requirements" below.

You will not be permitted to invest in a non-publicly traded entity in which PNC also holds an equity interest, unless the CORPORATE ETHICS OFFICE grants an exception.

Investments made prior to November 1, 2002 are not subject to this restriction.

You may not make or dispose of your PERSONAL INVESTMENT if PIPS does not preclear the transaction.

GENERAL RULES REGARDING PERSONAL INVESTMENTS

Even if PIPS preclears your PERSONAL INVESTMENT, you must still observe the following general rules when making or disposing of a PERSONAL INVESTMENT:

CONFLICTS OF        You must avoid PERSONAL INVESTMENTS that create a conflict
INTEREST            of interest. A conflict of interest may exist if:

                    - You or a FAMILY MEMBER make, hold, or dispose of a PERSONAL INVESTMENT that may influence your decisions when acting for PNC; or

                    - You engage in a personal activity or have a personal interest that is contrary to PNC's interests; or

                    - You use your position with PNC, PNC's CONFIDENTIAL INFORMATION, or PNC resources to make or dispose of a PERSONAL INVESTMENT in a manner that may benefit you or a FAMILY MEMBER rather than PNC.

                    You must avoid making a PERSONAL INVESTMENT that has been offered to you because of your position with PNC unless the investment opportunity is widely available on comparable terms to:

                    -  All employees;

                    -  All employees within a particular business or market; or

                    -  The general public.

BLACKOUT            You will be restricted from purchasing or selling PNC and
PERIODS;            BlackRock securities (and closed-end mutual funds managed or
PRECLEARANCE        advised by BlackRock) during certain "blackout" periods, and
AND REPORTING       you may be restricted at other times.

                    You are also subject to certain additional preclearance and reporting requirements with respect to PNC and BlackRock securities (and closed-end mutual funds managed or advised by BlackRock).

                    See "Blackout Periods for PNC and BlackRock Securities" and "Preclearance and Reporting Requirements" below for more information.

44                             PNC CODE OF ETHICS

INSIDER TRADING     You must comply with the INSIDER TRADING rules set forth in
                    Section 4.05.2 of this Code.

PUBLICLY HELD       If you wish to purchase or sell securities of a publicly
SUBSIDIARIES        held subsidiary of PNC, you must comply with the rules set
OF PNC              forth in Section 4.05.3 of this Code.

OTHER POLICIES      Your PERSONAL INVESTMENTS must comply with Appendix 1 as
                    well as any other applicable policies, including those developed by your business unit. You will be informed if you are in a business unit that has special policies applicable to you.

DESIGNATED          If you are also a DESIGNATED UNIT employee, please review
UNIT EMPLOYEES      the additional preclearance requirements set forth in
                    Appendix 2 below under "Preclearance of PERSONAL
                    INVESTMENTS".

NOTIFICATION OF CONFLICTS

IF YOU HAVE MADE OR DISPOSED OF A PERSONAL INVESTMENT AND IF YOU BELIEVE OR SUSPECT THAT A CONFLICT OF INTEREST HAS DEVELOPED, EVEN IF YOU WERE PRECLEARED AT THE TIME YOU MADE OR DISPOSED OF THE INVESTMENT, YOU MUST DISCLOSE THIS CONFLICT OF INTEREST BY COMPLETING A NEW NOTIFICATION/APPROVAL FORM.

At its discretion, PNC may require you to take appropriate actions to resolve the conflict of interest.

BLACKOUT PERIODS FOR PNC AND BLACKROCK SECURITIES

You are prohibited from purchasing or selling PNC securities beginning 15 days before the end of a calendar quarter until the second business day after PNC releases its earnings results for that quarter. This prohibition does not include exercising with cash or already-owned PNC securities an option on PNC securities granted by PNC and holding the underlying securities received as a result of the option exercise.

You may also be restricted from purchasing or selling PNC securities at other times. If you are subject to such additional restrictions, you will be notified.

You are also prohibited from purchasing or selling securities issued by BLACKROCK, or Anthracite Capital, Inc., at a time when similarly situated employees of BLACKROCK are prohibited from purchasing or selling such securities.

All pending purchase and sale orders regarding PNC and BLACKROCK securities that could be executed during a blackout period must be canceled before the beginning of the blackout period unless they are part of a PNC TRADING PLAN that has been cleared by the CORPORATE ETHICS OFFICE.

PRECLEARANCE AND REPORTING REQUIREMENTS

As discussed above, you are subject to preclearance and reporting requirements in connection with your PERSONAL INVESTMENTS. preclearance of any particular transaction under this Policy will not necessarily protect you from liability under the laws prohibiting INSIDER TRADING, and you should not purchase, sell or recommend any security while you are aware of INSIDE INFORMATION, even if you have been precleared. PNC may grant or deny preclearance for various reasons, and you should not infer anything from the preclearance response. The ultimate responsibility for determining whether you have INSIDE INFORMATION rests with you, and you must review and understand the INSIDER TRADING rules set forth in
Section 4.05.2.

WHEN IS             PRECLEARANCE IS REQUIRED BEFORE YOU OR YOUR IMMEDIATE FAMILY
PRECLEARANCE        MEMBER:
REQUIRED?           - Buy or sell PNC securities and securities issued by PNC
                      affiliates that are publicly traded companies (such as BlackRock);

                               PNC CODE OF ETHICS                             45

                    - Buy or sell interests in a closed-end mutual fund managed or advised by BlackRock;

                    - Use PNC or BlackRock securities to secure a loan (including through a margin account);

                    -  Make a gift of PNC or BlackRock securities;

                    - Make or change elections under the PNC DRIP, if such an action would affect purchases or sales of PNC securities, or make additional voluntary purchases or sales of PNC shares through that plan;

                    - Make or change elections, or make intra-plan transfers or liquidations, under any PNC or subsidiary compensation or benefit plan that involves PNC or BlackRock securities or phantom securities (such as the ISP, Supplemental ISP, Deferred Compensation Plan or ESPP) if such an action would cause you to make, or change the level of, purchases or sales of PNC or BlackRock securities of PNC or BlackRock phantom securities;

                    -  Make or dispose of any other PERSONAL INVESTMENT.

HOW DO              -  From the CORPORATE ETHICS OFFICE (PNC or BlackRock
I RECEIVE              securities, or closed-end mutual funds advised or managed
PRECLEARANCE?          by BlackRock)

                    -  Through PIPS (all other PERSONAL INVESTMENTS)

WHEN IS             -  FULLY DISCRETIONARY ACCOUNTS. If you trade securities
PRECLEARANCE           (other than those issued by PNC or a Controlled
NOT REQUIRED?          Affiliate, such as BlackRock) through a FULLY
                       DISCRETIONARY ACCOUNT, you do not have to preclear those trades (unless there are exceptions in the account that require preclearance);

                    - PNC TRADING PLANS. Purchases or sales of PNC or BlackRock securities (or closed-end mutual funds managed or advised by BlackRock) made in connection with a PNC TRADING PLAN that has been cleared by the CORPORATE ETHICS OFFICE are not subject to preclearance. (See "Additional Rules for PNC TRADING PLANS" below.);

                    - CERTAIN EXCLUDED TRANSACTIONS. The preclearance and reporting requirements do not apply to the following transactions (which are excluded from the definition of PERSONAL INVESTMENTS):

                       - Security transactions involving open-end mutual funds
                         (such as money market funds or exchange-traded funds), closed-end mutual funds other than those managed or advised by BlackRock, unit investment trusts, and federal, state, or local government or agency bonds or other obligations

                       - Reinvestment of dividends pursuant to another issuer's
                         DRIP (but the requirements do apply to additional voluntary purchases or sales effected through such a plan)

                       - Involuntary acquisitions or dispositions of securities
                         as the result of a stock dividend, stock split, reverse stock split, merger, consolidation, spin-off or other similar corporate distribution or reorganization

                       - Other situations where the CORPORATE ETHICS OFFICE
                         determines that preclearance or reporting is not necessary

HOW LONG DOES       The preclearance will remain effective only for the day it
PRECLEARANCE        is granted. If you decide to postpone your transaction until
LAST?               the next day you must call the CORPORATE ETHICS OFFICE or
                    use PIPS.

46                             PNC CODE OF ETHICS

WHAT                -  For PERSONAL INVESTMENTS that are effected through
TRANSACTIONS           brokers or an investment advisory account - provide
MUST BE                periodic statements (at least quarterly) of all purchases
REPORTED?              and sales to CORPORATE ETHICS OFFICE.

                    - For PERSONAL INVESTMENTS that are effected through other means - provide periodic statements (at least quarterly) of all purchases and sales to CORPORATE ETHICS OFFICE.

ADDITIONAL RULES FOR PNC TRADING PLANS

YOU MUST RECEIVE CLEARANCE FROM THE CORPORATE ETHICS OFFICE BEFORE ENTERING INTO OR MODIFYING A PNC TRADING PLAN AND YOU MUST NOTIFY THE CORPORATE ETHICS
OFFICE, IN WRITING, WITHIN ONE BUSINESS DAY AFTER TERMINATING SUCH A PNC TRADING PLAN. If you are an executive officer subject to Section 16 of the Securities Exchange Act of 1934, as amended, you must also continue to follow the transaction reporting requirements set forth above.

                               PNC CODE OF ETHICS                             47

            PERSONAL INVESTMENTS RULES FOR DESIGNATED UNIT EMPLOYEES

                                   APPENDIX 2

PRECLEARANCE OF PERSONAL INVESTMENTS

You will be informed if you are in a DESIGNATED UNIT of PNC.

YOU MUST USE THE PERSONAL INVESTMENTS PRE-CLEARANCE SYSTEM ("PIPS") TO PRECLEAR ALL PERSONAL INVESTMENTS, FOR OR BY YOU AND YOUR IMMEDIATE FAMILY MEMBERS EXCEPT FOR SECURITIES ISSUED BY PNC OR BLACKROCK, OR CLOSED-END MUTUAL FUNDS MANAGED OR ADVISED BY BLACKROCK OR AS SET FORTH BELOW. Preclearance will be effective only for the day it is granted. If you decide to postpone your transaction until the next day, you must re-enter your trade using PIPS.

You may not make or dispose of your PERSONAL INVESTMENT if PIPS does not preclear the transaction.

You are prohibited from purchasing, selling, or otherwise holding any securities of any company that is a client of your DESIGNATED UNIT. There are certain limited exceptions to this prohibition:

     - Holding client securities that you acquired before you commenced employment in your DESIGNATED UNIT, before the company became a client, or in a transaction permitted by the PNC Code of Ethics in effect before April 1, 2000. (You may not acquire additional securities of that client, however, unless you meet one of the additional exceptions listed below.);

     - Acquiring client securities in connection with the reinvestment of dividends pursuant to a client's DRIP;

     - Involuntary acquisitions or dispositions of client securities as the result of a stock dividend, stock split, reverse stock split, merger, consolidation, spin-off or other similar corporate distribution or reorganization; or

     -  Trading client securities in connection with a FULLY DISCRETIONARY
        ACCOUNT.

IF YOU ARE SUBJECT TO THE FIRST EXCEPTION REGARDING PREVIOUSLY HELD CLIENT SECURITIES, YOU MUST DISCLOSE THIS INVESTMENT TO YOUR BUSINESS UNIT MANAGER AND THE CORPORATE ETHICS OFFICE, AND YOU MUST OBTAIN CLEARANCE FROM YOUR BUSINESS UNIT MANAGER AND THE CORPORATE ETHICS OFFICE BEFORE SELLING SUCH CLIENT SECURITIES.

GENERAL RULES REGARDING PERSONAL INVESTMENTS

Even if PIPS preclears your PERSONAL INVESTMENT, you must still observe the following general rules when making or disposing of a PERSONAL INVESTMENT:

CONFLICTS OF        You must avoid PERSONAL INVESTMENTS that create a conflict
INTEREST            of interest. A conflict of interest may exist if:

                    - You or a FAMILY MEMBER make, hold, or dispose of a PERSONAL INVESTMENT that may influence your decisions when acting for PNC; or

                    - You engage in a personal activity or have a personal interest that is contrary to PNC's interests; or

                    - You use your position with PNC, PNC's CONFIDENTIAL INFORMATION, or PNC resources to make or dispose of a PERSONAL INVESTMENT in a manner that may benefit you or a FAMILY MEMBER rather than PNC.

48                             PNC CODE OF ETHICS

                    You must avoid making a PERSONAL INVESTMENT that has been offered to you because of your position with PNC unless the investment opportunity is widely available on comparable terms to:

                    -  All employees;

                    -  All employees within a particular business or market; or

                    -  The general public.

VENDORS OF          If you wish to make, hold or dispose of a PERSONAL
PNC                 INVESTMENT in a company that is a vendor of PNC, you must
                    use the Notification/Approval Form to notify the Corporate
                    Ethics Office and obtain prior approval of the transaction if you expect to have or within past 90 days have had any involvement with the company on behalf of PNC.

                    Generally, you will receive approval for the transaction if:

                    -  The company's securities are publicly traded;

                    - You are not aware of significant CONFIDENTIAL INFORMATION about that vendor; and

                    - You do not participate in decisions or other business transactions between PNC and that vendor that may be significant to either the vendor or to PNC.

INSIDER TRADING     You must comply with the INSIDER TRADING rules set forth in
                    Section 4.05.2 to this Code.

PUBLICLY HELD       If you wish to purchase or sell securities of a publicly
SUBSIDIARIES        held subsidiary of PNC, you must comply with the rules set
OF PNC              forth in Section 4.05.3 to this Code.

OTHER POLICIES      Your PERSONAL INVESTMENTS must comply with Appendix 2 as
                    well as any other applicable BUSINESS UNIT policies.

RESTRICTED          If you are also a RESTRICTED EMPLOYEE, please review the
EMPLOYEES           additional requirements set forth in Appendix 1.

NOTIFICATION OF CONFLICTS

IF YOU HAVE MADE OR DISPOSED OF A PERSONAL INVESTMENT AND IF YOU BELIEVE OR SUSPECT THAT A CONFLICT OF INTEREST HAS DEVELOPED, EVEN IF YOU WERE PRE-CLEARED AT THE TIME YOU MADE OR DISPOSED OF THE INVESTMENT, YOU MUST DISCLOSE THIS CONFLICT OF INTEREST BY COMPLETING A NEW NOTIFICATION/APPROVAL FORM.

At its discretion, PNC may require you to take appropriate actions to resolve the conflict of interest.

                               PNC CODE OF ETHICS                             49

              PERSONAL INVESTMENT RULES FOR NON-EMPLOYEE DIRECTORS

                                   APPENDIX 3

GENERAL RULES REGARDING PERSONAL INVESTMENTS

When making or disposing of a PERSONAL INVESTMENT, you must observe the following general rules:

CONFLICTS OF        You must avoid PERSONAL INVESTMENTS that create a conflict
INTEREST            of interest. A conflict of interest may exist if:

                    - You or a FAMILY MEMBER hold, make or dispose of a PERSONAL INVESTMENT that may influence your decisions when acting for PNC; or

                    - You engage in a personal activity or have a personal interest that is contrary to PNC's interests; or

                    - You use your position with PNC, PNC's CONFIDENTIAL INFORMATION, or PNC resources to make or dispose of a PERSONAL INVESTMENT in a manner that may benefit you or a FAMILY MEMBER rather than PNC.

                    You must avoid making a PERSONAL INVESTMENT that has been offered to you because of your position with PNC unless the investment opportunity is widely available on comparable terms to:

                    -  All employees;

                    -  All employees within a particular business or market; or

                    -  The general public.

BLACKOUT            You will be restricted from purchasing or selling PNC and
PERIODS; PRE-       BLACKROCK securities (and closed-end mutual funds managed or
CLEARANCE AND       advised by BLACKROCK) during certain "blackout" periods, and
REPORTING           you may be restricted at other times.

                    You are also subject to certain additional pre-clearance and reporting requirements with respect to PNC and BLACKROCK securities (and closed-end mutual funds managed or advised by BLACKROCK).

                    See "Blackout Periods for PNC and BLACKROCK Securities" and "Preclearance and Reporting Requirements" below for more information.

INSIDER TRADING     You must comply with the INSIDER TRADING rules set forth in
                    Section 4.05.2 of this Code.

PUBLICLY HELD       If you wish to purchase or sell securities of a publicly
SUBSIDIARIES        held subsidiary of PNC, you must comply with the rules set
OF PNC              forth in Section 4.05.3 to this Code.

OTHER POLICIES      Your PERSONAL INVESTMENTS must comply with Appendix 3 as
                    well as any other applicable policies.

NOTIFICATION OF CONFLICTS

IF YOU HAVE MADE A PERSONAL INVESTMENT AND IF YOU BELIEVE OR SUSPECT THAT A CONFLICT OF INTEREST HAS DEVELOPED, YOU MUST NOTIFY THE CORPORATE SECRETARY IMMEDIATELY.

At its discretion, PNC may require you to take appropriate actions to resolve the conflict of interest.

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50                             PNC CODE OF ETHICS

BLACKOUT PERIODS FOR PNC AND BLACKROCK SECURITIES

You are prohibited from purchasing or selling PNC securities beginning 15 days before the end of a calendar quarter until the second business day after PNC releases its earnings results for that quarter. This prohibition does not include exercising with cash or already-owned PNC securities an option on PNC securities granted by PNC and holding the underlying securities received as a result of the option exercise.

You may also be restricted from purchasing or selling PNC securities at other times. If you are subject to such additional restrictions, you will be notified

You are also prohibited from purchasing or selling securities issued by BLACKROCK or AnthraciteCapital, Inc., at a time when non-employee directors of BLACKROCK are prohibited from purchasing or selling such securities.

All pending purchase and sale orders regarding PNC and BLACKROCK securities that could be executed during a blackout period must be canceled before the beginning of the blackout period unless they are part of a PNC TRADING PLAN that is cleared by the CORPORATE SECRETARY.

PRE-CLEARANCE AND REPORTING REQUIREMENTS

YOU ARE SUBJECT TO PRE-CLEARANCE AND REPORTING REQUIREMENTS. Pre-clearance of any particular transaction under this section will not necessarily protect you from liability under the laws prohibiting INSIDER TRADING and you may not purchase, sell or recommend any security while you are aware of INSIDE INFORMATION, even if you have been pre-cleared. PNC may grant or deny pre-clearance for various reasons, and you should not infer anything from the pre-clearance response. The ultimate responsibility for determining whether you have INSIDE INFORMATION rests with you, and you must review and understand the INSIDER TRADING rules set forth separately in Section 4.05.2.

WHEN IS             PRECLEARANCE IS REQUIRED BEFORE YOU OR AN IMMEDIATE FAMILY
PRECLEARANCE        MEMBER:
REQUIRED?           -  Buy or sell PNC securities and securities issued by PNC affiliates that are publicly traded companies (such as BLACKROCK);

                    - Buy or sell interests in a closed-end mutual fund managed or advised by BLACKROCK;

                    - Use PNC or BLACKROCK securities to secure a loan (including through a margin account);

                    -  Make a gift of PNC or BlackRock securities;

                    - Allocate or reallocate deemed investments within the Directors Deferred Compensation Plan;

                    - Make or change elections under the PNC DRIP, if such an action would affect purchases or sales of PNC securities, or make additional voluntary purchases or sales of PNC shares through that plan.

HOW DO              From the CORPORATE SECRETARY or designee.
I RECEIVE
PRECLEARANCE?

WHEN IS PRE-        -  PNC TRADING PLANS. Purchases or sales of PNC or BLACKROCK
CLEARANCE NOT          securities (or closed-end mutual funds managed or advised
REQUIRED?              by BLACKROCK) made in connection with a PNC TRADING PLAN
                       that has been cleared by the CORPORATE SECRETARY are not subject to pre-clearance. (See "Additional Rules for PNC
                       TRADING PLANS" below.);

                    - CERTAIN EXCLUDED TRANSACTIONS. The pre-clearance and reporting requirements do not apply to the following transactions (which are excluded from the definition of PERSONAL INVESTMENTS):

                       - Security transactions involving BLACKROCK open-end
                         mutual funds such as money market funds and exchange traded fund (but the requirements do apply to BLACKROCK managed or advised closed-end mutual funds)

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                               PNC CODE OF ETHICS                             51

                      - Reinvestment of dividends pursuant to the PNC DRIP (but the requirements do apply to additional voluntary purchases or sales effected through the PNC DRIP)

                      - Involuntary acquisitions or dispositions of securities as the result of a stock dividend, stock split, reverse stock split, merger, consolidation, spin-off or other similar corporate distribution or reorganization

HOW LONG DOES      -  Preclearance will be effective only for the day it is
PRECLEARANCE          granted. If you decide to postpone your transaction until
LAST?                 the next day you must preclear your trade again with the
                      CORPORATE SECRETARY.

WHAT               -  For transactions in PNC securities (or securities of
TRANSACTIONS          PNC's publicly traded AFFILIATES) that are effected
MUST BE               through brokers or an investment advisory account -
REPORTED?             provide duplicate copies of transaction confirmations of
                      all purchases and sales to the CORPORATE SECRETARY;

                   - For transactions in PNC securities (or securities of PNC's publicly traded affiliates) that are effected through other means - provide copies of transaction documents to the CORPORATE SECRETARY no later than 7 calendar days after such transaction.

ADDITIONAL RULES FOR PNC TRADING PLANS

YOU MUST RECEIVE CLEARANCE FROM THE CORPORATE SECRETARY BEFORE ENTERING INTO OR MODIFYING A PNC TRADING PLAN (WHETHER IT IS A SPECIFIC INSTRUCTION PLAN OR A DELEGATED AUTHORITY PLAN), AND MUST NOTIFY THE CORPORATE SECRETARY, IN
WRITING, WITHIN ONE BUSINESS DAY AFTER TERMINATING SUCH A PNC TRADING PLAN. You must also continue to follow the transaction reporting requirements set forth in this above.